                                                                    Exhibit 10.9

                                     INDEX

1. Series A Securities Purchase Agreement, dated as of December 1, 1994, by and among the Blue Rhino Corporation, a Delaware corporation and the "Purchasers" (as defined in such Purchase Agreement)

      Schedules
      ---------

      1         Investors/Investors Allocation
      2         Shareholders
      5.1       Organization of Corporation
      5.5       Owners of Capital Stock
      5.10      Undisclosed Liabilities
      5.12      Contracts, Leases, Etc.
      5.13      Employee Benefit Plans
      5.14      Employee Salaries
      5.15      Personnel Contracts, Agreements, Etc.
      5.16      Arrangements with Affiliates
      5.18      Insurance
      5.22      Proprietary Rights
      5.24      Licenses and Permits
      7.08(p)   Liens


     Exhibits
     --------

        A       Form of Certificate of Incorporation
        B       Form of Noncompete Agreements
        C       Form of Registration Agreement (See Tab 2)
        D       Form of Shareholders' Agreement (See Tab 3)
        E       Form of Warrants
        F       Form of Opinion of Counsel to the Corporation
        G       Business Plan (Not Enclosed - Previously Delivered)


2. Registrations Rights Agreement dated as of December 1, 1994 by and among the Corporation and Purchasers.


     Schedules
     ---------

         1      Investors


3. Shareholders' Agreement dated as of December 1, 1994 by and among the Corporation and Purchasers.


     Schedules
     ---------

         1      Investors
         2      Management Stockholders

                                  PURCHASE OF

                             SERIES A CONVERTIBLE
                         PARTICIPATING PREFERRED STOCK

                                     FROM

                            BLUE RHINO CORPORATION,
                            a Delaware corporation

                            Dated December 1, 1994

                            BLUE RHINO CORPORATION

                    SERIES A SECURITIES PURCHASE AGREEMENT


          This Series A Securities Purchase Agreement (this "Agreement") is dated as of December 1, 1994, by and among BLUE RHINO CORPORATION, a Delaware corporation (the "Corporation"), and PLATINUM VENTURE PARTNERS I, L.P., a Delaware limited partnership ("Platinum") and the Persons listed on Schedule 1 attached hereto (collectively, the "Investors"). Platinum and the Investors are sometimes referred to herein, individually, as a "Purchaser," and collectively, as the "Purchasers."

                                   RECITALS

     A. The Corporation is in the business of distributing propane gas cylinders (the "Business").

     B. Purchasers desire to purchase from the Corporation, and the Corporation desires to issue and sell to the Purchasers, 20,796,172 shares of Series A Convertible Participating Preferred Stock of the Corporation, $0.001 par value per share, at a purchase price of $0.347037 per share, and 4,214,185 Warrants at an exercise price of $0.0347037 for an aggregate purchase price of $7,217,026.33, which shall be allocated among Purchasers as set forth on
Schedule 1 attached hereto.

                                  AGREEMENTS
                                  ----------

     In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement:

     "Affiliate" as applied to any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Stock or other ownership interest, by contract or otherwise. All of the Corporation's executive officers, 10% shareholders, directors,

     Subsidiaries, joint ventures and partners shall be deemed to be Affiliates of the Corporation for purposes of this Agreement.

     "Board" means the Board of Directors of the Corporation.

     "Certificate of Incorporation" means the Certificate of Incorporation of the Corporation in the form and substance of that attached hereto as Exhibit A to be adopted in accordance with Section 2.1 of this Agreement.

     "Closing" means the closing of the sale and purchase of the Series A Securities pursuant to this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Shares" means shares of common stock of the Corporation, $0.001 par value per share.

     "Default" means the failure of the Corporation or any Subsidiary to duly observe or perform any covenant, condition or agreement required to be performed by the Corporation or a Subsidiary under the Merger Agreement, this Agreement, the Related Agreements or the Certificate of Incorporation or an Event of Noncompliance under the Certificate of Incorporation.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "Hazardous Substances" means hazardous substances or hazardous wastes, as those terms are defined by the Resource Conservation and Recovery Act 42 U.S.C. (S)6901, et seq. ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601, et seq. ("CERCLA") or any applicable federal, state, or local law, regulation, ordinance or requirement, as amended, or hereafter amended. "Hazardous Substances" shall also include, but not be limited to, petroleum, including but not limited to, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute) and any radioactive material, including but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. (S) 2011, et. seq., as amended or hereafter amended and asbestos in any form or condition.

     "Indebtedness" of any Person shall mean the principal of, premium, if any, and unpaid interest on: (a) indebtedness for money borrowed from others; (b) indebtedness guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, in any manner by such Person through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss; (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by such Person even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property; and (e) renewals, extensions and refundings of any such indebtedness.

     "Investment" as applied to any Person means (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest of any other Person and (b) any capital contribution by such Person to any other Person.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

     "Noncompete Agreements" means those certain Noncompete Agreements by and between the Corporation and each of Billy Prim, S.H. Fogleman, III, Craig Erbland, Jim Mizelle, Doug Mele, Steve Rash and Baxter Kiger in the form of Exhibit B attached hereto, to be executed and delivered as a condition to Closing by the Purchasers under Section 4.7 of this Agreement.

     "Permitted Lien" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings conducted with due diligence and for which the Corporation has furnished adequate security for payment; (b) Liens in respect of pledges or carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted with due diligence and for which the Corporation has furnished adequate security for payment; and (c) statutory Liens incidental to the conduct of the business of the Corporation or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

     "Person" means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Proprietary Rights" means all proprietary information of the Corporation, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and customer and supplier lists and related information and all other proprietary rights.

     "Registration Agreement" means the Registration Rights Agreement by and among the Corporation and the Purchasers in the form of Exhibit C attached hereto, to be executed and delivered as a condition to Closing by the Purchasers under Section 4.5 of this Agreement.

     "Related Agreements" means the Registration Agreement, the Shareholders' Agreement, and the Warrants.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Preferred Shares" means shares of the Corporation's Series A Convertible Participating Preferred Stock, $0.001 par value per share, to be sold to Purchasers pursuant to this Agreement.

     "Series A Securities" means the Series A Preferred Shares and the Warrants, collectively.

     "Shareholders" means those Persons listed on Schedule 2, being all of the holders of the Common Shares issued and outstanding as of the Closing.

     "Shareholders' Agreement" means the Shareholders' Agreement by and among the Corporation, the Shareholders and the Purchasers in the form of Exhibit D attached hereto, to be executed and delivered as a condition to Closing by the Purchasers under Section 4.6 of this Agreement.

     "Subsidiary" means any corporation, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

     "Voting Stock" of any Person means securities of any class or classes of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors of such Person.

     "Warrants" mean the warrants to purchase Common Shares in the form of Exhibit E attached hereto, to be issued to certain Purchasers pursuant to this Agreement.

                                  ARTICLE II

                 AUTHORIZATION AND SALE OF SERIES A SECURITIES
                 ---------------------------------------------

     2.1 Authorization. The Corporation will, prior to the Closing, (a) take all actions necessary to make the Merger and the Merger Agreement valid, binding and fully effective, (b) file the Merger Agreement and the Certificate of Incorporation with the Secretary of State of the State of Delaware, and (c) authorize the issuance to the Purchasers of the Series A Securities.

     2.2 Sale of Series A Securities to Purchasers. Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the parties set forth herein or in any document delivered pursuant hereto, the Corporation agrees to sell to the Purchasers, free and clear of any Liens, and the Purchasers agrees to purchase from the Corporation, at the Closing, 20,796,172 Series A Preferred Shares and 4,214,185 Warrants for the aggregate purchase price of $7,217,026.33.

                                  ARTICLE III

                               CLOSING; DELIVERY
                               -----------------

     3.1 Closing. The Closing will be held at the offices of Katten Muchin & Zavis, 525 West Monroe, Suite 1600, Chicago, Illinois 60661, on December 1, 1994, at 10:00 a.m., Chicago time, or at such other time, date and place or manner as may be agreed to by the Corporation and the Purchasers' counsel.

     3.2 Delivery. At the Closing, the Corporation will deliver to each Purchaser a certificate for the number of Series A Preferred Shares and Warrants indicated on Schedule 1 attached hereto, duly executed and registered in the name of such Purchaser, against (i) the principal and accrued interest on any promissory note or loan owed to such Purchaser by the Corporation as indicated on Schedule 1 and/or (ii) payment by the Purchaser of the amount indicated on
Schedule 1 attached hereto, by check drawn on a United States domiciled bank payable to the order of the Corporation or by wire transfer of funds to an account designated by the Corporation.

                                  ARTICLE IV

                    CONDITIONS TO CLOSING BY THE PURCHASERS
                    ---------------------------------------

     The obligation of Purchasers to purchase Series A Securities at the Closing is subject to the fulfillment to their satisfaction of each of the following conditions:

     4.1 Representations and Warranties Correct. The representations and warranties made by the Corporation in Article V shall be true and correct when made, and shall be true and correct in all material respects as of the Closing as if made at the Closing.

     4.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Corporation at or prior to the Closing shall have been performed or complied with in all material respects.

     4.3 Compliance Certificate. At the Closing, the Corporation shall have delivered to Purchasers' counsel a certificate of the Corporation, executed by its Chief Executive Officer dated the date of Closing, certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2 of this Agreement and such other matters as the Purchasers shall have reasonably requested.

     4.4 Secretary's Certificate. At the Closing, the Corporation shall have delivered to Purchasers' counsel copies of each of the following, in each case certified by the Secretary of the Corporation to be in full force and effect on the date of the Closing:

          (i) the certificate of incorporation of the Corporation as of the Closing (which shall be the Certificate of Incorporation) certified by the Secretary of State of the State of Delaware as of a date not more than fifteen days prior to the Closing;

          (ii) a long-form good standing certificate with respect to the Corporation certified by the Secretary of State of Delaware as of a date not more than fifteen days prior to the Closing;

          (iii) a good standing certificate with respect to the Corporation certified by the Secretary of State of the State of North Carolina as of a date not more than fifteen days prior to the Closing;

          (iv) good standing certificates with respect to the Corporation certified by the Secretaries of State of the states in which the conduct of its business requires it to be in good standing, in each case as of a date not more than fifteen days prior to the Closing;

          (v) a copy of the Merger Agreement (the "Merger Agreement") between the Corporation and Blue Rhino Corporation, a North Carolina corporation ("BRC-North Carolina") as filed with and certified by the Secretary of State of the State of Delaware;

          (vi) the by-laws of the Corporation, acceptable in form and substance to Purchasers' counsel; and

          (vii) resolutions of the Board, and, as necessary, the Shareholders, the form and substance of which are satisfactory to Purchasers' counsel, authorizing the adoption, execution and filing of the Certificate of Incorporation, and authorizing the execution, delivery and performance of the Merger Agreement, this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby, including the issuance and sale of the Series A Securities to the Purchasers.

     4.5 Registration Agreement. At or prior to the Closing, the Corporation and the Purchasers shall have executed and delivered the Registration Agreement.

     4.6 Shareholders' Agreements. At or prior to the Closing, the Corporation and each of Shareholders and the Purchasers shall have executed and delivered the Shareholders' Agreement.

     4.7 Noncompete Agreements. At or prior to the Closing, the Corporation and each of Billy Prim, S.H. Fogleman, III, Craig Erbland, Jim Mizelle, Doug Mele, Steve Rash and Baxter Kiger shall have executed and delivered the Noncompete Agreements.

     4.8 Legal Opinion. At the Closing, the Corporation shall have delivered to Purchasers' counsel the opinion of House Law Firm, counsel to the Corporation, dated the date of Closing, addressed to the Purchasers and in the form of that attached hereto as Exhibit F.

     4.9 Legal Investment. As of the Closing, the purchase of Series A Securities by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Corporation are subject.

     4.10 Proceedings and Documents. As of the Closing, all corporate and other proceedings in connection with the transactions contemplated hereby and by the Related Agreements, and all documents and instruments incident to such transactions, shall be satisfactory in form and substance to the Purchasers, and Purchasers' counsel shall have received at or prior to the Closing all such documents as they shall have reasonably requested.

     4.11 Qualifications. As of the Closing, all authorizations, approvals, or permits of, or filings with, any governmental authority, including state securities or "Blue Sky" offices, that are required by law in connection with the lawful offer, sale and issuance of the Series A Securities shall have been obtained by the Corporation, and shall be effective as of the Closing.

     4.12 Due Diligence. Purchasers and their advisers, including legal counsel, shall have completed their due diligence review of the Corporation and its business with results satisfactory to Purchasers, in their sole discretion.

     4.13 Expenses. At Closing, the Corporation shall have reimbursed the Purchasers for their expenses and out-of-pocket costs incurred in connection with their negotiation of the Merger Agreement, this Agreement and the Related Agreements, documentation of the transactions contemplated hereunder and thereunder and closing costs, including without limitation, reasonable attorneys' fees and expenses.

     4.14 Election of Directors. At or prior to Closing the Board shall have been constituted and elected in accordance with the Shareholders' Agreement.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
               -------------------------------------------------

     The Corporation hereby represents and warrants to the Purchasers as follows:

     5.1 Organization and Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has the requisite legal and corporate power and authority to own all the properties owned by it, and to conduct its business as presently being conducted and as proposed to be conducted by it. The Corporation is duly qualified to do business in those jurisdictions listed in Schedule 5.1. The Corporation does not own or lease property or engage in any activity in any jurisdiction which might require its qualification to do business as a foreign corporation in any jurisdiction not listed on Schedule 5.1.

     5.2 Corporate Power; Successor Corporation. The Corporation has all requisite legal and corporate power and authority to enter into the Merger Agreement, this Agreement and the Related Agreements, to issue and sell the Series A Securities and to carry out and perform its obligations under the terms of the Merger Agreement, this Agreement and the Related Agreements. The Corporation is the successor corporation of BRC-North Carolina pursuant to a statutory merger (the "Merger") under Delaware Law in which the Corporation is the survivor and is successor to all rights, titles and interests of BRC-North Carolina. Where appropriate, references to the Corporation in this Article V shall mean both the Corporation and BRC-North Carolina as its predecessor.

     5.3 Subsidiaries; Investments. The Corporation has no Subsidiaries. The Corporation does not own of record or beneficially any Investment other than Investments of the type permitted under Section 7.9(i) of this Agreement.

     5.4 Minute Books. The minute books of the Corporation contain a complete and correct summary of all meetings of the Board and the Corporation's shareholders since the time of incorporation of the Corporation.

     5.5 Capitalization. As of the Closing, the Corporation's authorized capital stock will consist of (a) 60,000,000 Common Shares, and (b) 25,000,000 Series A Preferred Shares. As of the Closing, except as disclosed on Schedule 5.5, there shall be no declared but unpaid dividends or undeclared dividend arrearages on any shares of capital stock of the Corporation. After giving effect to the consummation of the transactions contemplated by this Agreement, the only shares of capital stock issued and outstanding, reserved for issuance or committed to be issued will be:

          (a) 22,260,000 fully paid and non-assessable Common Shares, duly issued and outstanding and owned of record and beneficially by the persons, and issued on the dates, and for the consideration, listed on Schedule
     5.5;

          (b) 465,000 Common Shares reserved for issuance to the employees, directors or consultants;

          (c) 2,000,000 Common Shares reserved for future grants under the Corporation's stock incentive plan;

          (d) 20,796,172 fully paid and non-assessable Series A Preferred Shares, duly issued and outstanding and owned of record and beneficially by the Purchasers;

          (e) 35,275,000 Common Shares reserved for issuance upon conversion of the Series A Preferred Shares and/or exercise of the Warrants.

There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Corporation for the purchase or acquisition of any shares of its capital stock, other than those issued, reserved or committed to be issued pursuant to this Agreement or as provided for in the Shareholders' Agreement or the Certificate of Incorporation. All outstanding securities of the Corporation were issued in compliance with all federal and state securities laws.

     The provisions of this section notwithstanding, as of the Closing, 4,203,828 shares of the Series A Preferred Stock shall be authorized and reserved for issuance as provided in Section 9.14 hereof. In the event that such shares shall not be issued on or prior to January 31, 1995, the authorization for issuance of such shares shall be deemed to be cancelled.

     5.6 Authorization. All corporate action on the part of the Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Corporation of the Merger Agreement, this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, and for the authorization, issuance and delivery of the Series A Securities, has been taken. The Merger Agreement, this Agreement and the Related Agreements are legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

     5.7 No Violation. None of the execution and delivery of the Merger Agreement, this Agreement and the Related Agreements, the consummation of the transactions provided for herein and therein or contemplated hereby and thereby, and the fulfillment by the Corporation of the terms hereof or thereof, will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the certificate of incorporation or by laws of the Corporation, (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval (other than approval by the Board and, in the case of the adoption of the Certificate of Incorporation, the Shareholders) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Corporation is a party or by which it or any of its assets may be bound or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Corporation or any of its assets.

     5.8 Validity of Stock. The Series A Securities, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, nonassessable and free and clear of all Liens. The Common Shares issuable upon conversion of the

Series A Preferred Shares have been duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Series A Preferred Shares, will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens. The Common Shares issuable upon exercise of the Warrants have been duly and validly reserved and, upon issuance in accordance with the exercise provisions of the Warrants, will be duly and validly issued, fully paid, nonassessable and free and clear of all Liens.

     5.9   Financial Statements. The Corporation has furnished Purchasers' with
(a) the unaudited balance sheet of the Corporation for the period ended October 31, 1994 (the "Unaudited Balance Sheet"), together with the unaudited statements of income and changes in financial position for the period then ended (collectively, including the Unaudited Balance Sheet, the "Unaudited Financial Statements"), and (b) its projected consolidated balance sheet and statement of income and changes in financial position for the one fiscal year ending December 31, 1994 (the "Projected Financial Statements"). The Unaudited Financial Statements have been prepared in accordance with GAAP, subject to the absence of footnotes and statements in changes in cash and changes resulting from normal year-end adjustments, and fairly and accurately present the financial position of the Corporation as of October 31, 1994, and the results of its operations for the year then ended. The Projected Financial Statements have been prepared by the Corporation in good faith, based upon information and assumptions reasonably believed by it to be sound and accurate, and represent, to its best knowledge and belief, reasonable forecasts as to the Corporation's future operations and financial performance. All the books, records and accounts of the Corporation are in all material respects accurate and complete, are in all material respects in accordance with good business practice and all laws, regulations and rules applicable to the Corporation and the conduct of its business and accurately present and reflect in all material respects all of the transactions described therein.

     5.10 Absence of Undisclosed Liabilities. As of the Closing, the Corporation will not have any material debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing, or any state of facts or condition existing on or prior to the Closing (regardless of when such liability or obligation is asserted), including but not limited to liabilities or obligations on account of taxes or governmental charges or penalties, interest or fines thereon or in respect thereof, except
(a) as and to the extent clearly and accurately reflected and accrued for or reserved against in the Unaudited Balance Sheet, (b) for liabilities specifically delineated on Schedule 5.10, and (c) for liabilities and obligations arising after October 31, 1994 in the ordinary course of business consistent with past customs and practice and in accordance with the Budget or which would not exceed $50,000 in the aggregate.

     5.11 Absence of Certain Changes. Since October 31, 1994, there has not been (a) any change, occurrence, condition or development that has materially and adversely affected, or is likely to materially and adversely affect, the Corporation's business, affairs, assets, prospects, operations, employee or vendor relations or condition, financial or otherwise or ability to meet its obligations hereunder, (b) any dividend or other distribution, or any recapitalization, combination or subdivision with respect to, or any purchase or redemption by the Corporation of; any shares of its capital stock, (c) any Indebtedness incurred by the Corporation, (d) any sale, transfer, lease, mortgage or pledge of, grant of security interest in or other Lien against any of the Corporation's assets or cancellation of any claims of, or Indebtedness or obligations owing to, the Corporation except as a result of payments of obligations in the ordinary course of business, (e) any increase or change, (or offer or promise thereof, whether or not legally binding) in salaries or other compensation or employee benefits with respect to any employees of the Corporation, (f) any purchase of or agreement to purchase any additional assets by the Corporation at a cost of greater than $2,500 in any one instance, (g) cancellation or compromise by the Corporation of any debt or claim, or waiver or release of any right or material value, (h) any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Corporation, (i) any changes in the accounting principles, methods or practices followed by the Corporation or depreciation or amortization policies or rates theretofore adopted, or (j) any action taken by the Corporation, its directors or officers or its shareholders to authorize any of the actions contemplated by clauses
(a) - (i) above.

     5.12  Contracts, Leases, and Other Agreements. Except as set forth on
Schedule 5.12, Schedule 5.13 or Schedule 5.15, the Corporation has no contract, lease, agreement, plan, license, arrangement, obligation or commitment (collectively, "Contracts") (a) involving aggregate payments or delivery or licensing by or to the Corporation of money, goods or other assets or services having, in each case, an aggregate value of more than $10,000, (b) which is a lease of real property, (c) which is a requirement or output contract, or (d) that is otherwise material to the business of the Corporation. All Contracts to which the Corporation is a party or by which it or any of its assets may be bound are valid, binding and in full force and effect, and no material breach or default, or event which, with notice or lapse of time or both, would constitute any such material breach or default by the Corporation (or, to the best knowledge of the Corporation, by any other party thereto), exists with respect thereto. The Corporation has not received any notice of cancellation or non-renewal of any Contract.

     5.13 Employment Arrangements. Except as set forth in Schedule 5.13, neither the Corporation nor any Plan Affiliate has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA), "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA), "multi-employer plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of the Corporation's or any Plan Affiliate's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs. moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, workers compensation law, unemployment compensation law, social security law or any other benefit, program or contract (all such plans listed on Schedule 5.13 collectively, "Employee Benefit Plans"), whether written, voluntary or pursuant to a collective bargaining agreement or law, which could give rise to or result in the Corporation or such Plan Affiliate having any debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies or descriptions of all Employee Benefit Plans previously have been furnished to Purchasers counsel. For purposes of this Agreement, "Plan Affiliate" means any person or entity with which the Corporation constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms are defined in
Section 414 of the Code.

     5.14 Employee Salaries; Proprietary Agreements. Schedule 5.14 contains a true, correct and complete list setting forth the names and current salaries of the five employees of the Corporation receiving the highest annual compensation and the names and total annual compensation as a group for all other employees of the Corporation and independent contractors who render services on a regular basis to the Corporation whose current annual compensation and/or estimated annual commissions is $50,000 or more. Each officer and technical employee of the Corporation has executed an agreement regarding confidentiality and proprietary information of the Corporation. The Corporation is not aware that any such employee is in violation thereof and will use its best efforts to prevent any such violation. The Corporation is not aware of any of its employees being obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Corporation or that would conflict with the Corporation's business as conducted or as proposed to be conducted or that would prevent any such employee from assigning inventions to the Corporation. The Corporation does not believe that it is or will be necessary for the Corporation to utilize any inventions of its employees (or people the Corporation currently intends to hire) made prior to their employment by the Corporation.

     5.15 Personnel Contracts Agreements, Plans and Arrangements. Except as listed in Schedule 5.13 and 5.15, the Corporation is not a party to or obligated in connection with its business, with respect to any (a) outstanding contracts with employees, agents, consultants, advisers, salesmen, sales representatives, distributors sales agents or dealers or (b) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement. The Corporation has furnished Purchasers' counsel with a true and complete copy of each document listed in Schedule 5.15. No strike, union organizational activity, allegation, charge or complaint of employment discrimination or other similar occurrence occurred during the Corporation's past five completed fiscal years, or is pending or threatened against the Corporation or otherwise might affect its business; nor does the Corporation know any basis for any such allegation, charge, or complaint.

     5.16 Arrangements with Officers, Directors and, Others. Except for Platinum Rotisserie Corp. and Platinum Service Corp. or as set forth on Schedule 5.16, there are no existing Contracts or arrangements or proposed transactions between the Corporation and any Affiliate of the Corporation. No employees of the Corporation are subject to any restrictive covenant or any other similar agreement of which the Corporation is aware which would prohibit such employee from being employed by the Corporation.

     5.17 Tax Liabilities. The Corporation has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it, and such returns are true and correct. The Corporation has paid all taxes, interest and penalties, if any, reflected on such tax returns or otherwise due and payable by it. The reserves for taxes reflected on the Unaudited Balance Sheet are adequate in amount for the payment of all liabilities for all taxes (whether or not disputed) of the Corporation accrued through the dates of such balance sheets. Any deficiencies proposed as a result of any governmental audits of such tax returns have been paid or settled, and there are no present disputes as to taxes payable by the Corporation.

     5.18 Insurance. Schedule 5.18 is a correct and complete list and description, including policy numbers, of all past and present insurance policies owned by the Corporation or otherwise pertaining to its business, correct and complete copies of which policies have previously been delivered to Purchasers' counsel. The present insurance policies are in full force and effect, and the Corporation is not in default under any of them. The Corporation has not received any notice of cancellation or intent to cancel or increase premiums with respect to present insurance policies nor, to its knowledge, is there any basis for any such action. Schedule 5.18 also contains a list of all pending claims with any insurance company and any instances of a denial of coverage of the Corporation by any insurance company.

      5.19 Litigation. There are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of the Corporation) pending or threatened (nor, to the best knowledge of the Corporation, does any basis exist therefor) against or affecting the Corporation at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or investigation been pending during the last two years. The Corporation is not operating under or subject to, nor in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic, and the Corporation has not been charged or threatened with a charge of violation, or under investigation with respect to possible violation, of any provision of any federal, state or local law or administrative ruling or regulation relating to them or their business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise. The Corporation has not received any material complaint from any of its customers or suppliers.

     5.20 Consents. All consents, approvals, qualifications, orders or authorizations of, or filings with, any governmental authority, including state securities or "Blue Sky" offices, required in connection with the Corporation's valid execution, delivery or performance of the Merger Agreement, this Agreement and the Related Agreements, the offer, sale and issuance of the Series A Securities, and the consummation of any other transaction contemplated on the part of the Corporation hereby or thereby have been obtained or made.

     5.21 Title to Properties; Liens and Encumbrances. The Unaudited Balance Sheet reflects all of the assets of the Corporation as of the date thereof. The Corporation has good and marketable title to all of the assets reflected in the Unaudited Balance Sheet (except as disposed of in the ordinary course of business since the date of the Unaudited Balance Sheet), free and clear of any Liens except as set forth on Schedule 7.08(p). The Corporation has good and marketable title to all of the assets necessary to conduct its business as presently conducted or as proposed to be conducted, free and clear of any Liens.

     5.22 Proprietary Rights. Schedule 5.22 contains a complete and correct list of all patented and registered Proprietary Rights owned by the Corporation and all pending patent applications and applications for the registration of other Proprietary Rights owned or filed by the Corporation. Schedule 5.22 also contains a complete and correct list of all trade or corporate names used by the Corporation and a complete and correct list of all licenses and other rights granted by the Corporation to any third party with respect to Proprietary Rights and licenses and other rights granted by any third party to the Corporation. Except as set forth on Schedule 5.22, (a) the Corporation owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights necessary for the operation of its business as presently conducted and none of such Proprietary Rights have been abandoned; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or is threatened, and there is no reasonable basis for any such claim; (c) neither the Corporation nor any registered agent of the Corporation has received any notices of, nor is the Corporation aware of any reasonable basis for, an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Corporation or any registered agent of the Corporation received any claims of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party; and (d) the Corporation has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and the Corporation is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of its business.

     5.23 Offering; Conversion. Subject in part to the truth and accuracy of the representations of the Purchasers set forth in this Agreement, (i) the offer, sale and issuance of the Series A Securities and (ii) the conversion of the Series A Securities into Common Shares, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and all applicable state securities laws.

     5.24 Compliance with Law and Other Instruments. The Corporation is not in violation of any term of its certificate of incorporation or by-laws or of the provisions of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which it is subject and a violation of which could have a material adverse effect on its business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, or the Corporation's ability to perform its obligations hereunder or under the Related Agreements. The Corporation has all franchises, permits, licenses and approvals, necessary to conduct its business as presently conducted. The Corporation has no knowledge of or reason to expect any change to any law, statute, rule or regulation which could adversely affect the ability of the Corporation to conduct its business as presently conducted or as proposed to be conducted. Schedule 5.24 is a complete list of all permits, licenses and approvals necessary to conduct the Corporation's business as currently conducted and as contemplated to be conducted as described in the Business Plan.

     5.25 Hazardous Substances. Except for the propane (Chemical Abstract Series Number 74-98-6) (the "Propane"), the polystyrene racks used to hold the propane cylinders (the "Polystyrene"), and the water-reducible acrylic coating (Product Number F78QXA0515-4368) used to paint the propane cylinders (the "Paint"), used by the Corporation in the ordinary course of its Business, the Corporation has never generated, transported, treated, stored nor disposed, nor, in any manner, arranged for disposal or treatment within the meaning of RCRA, CERCLA or any applicable federal, state or local law, regulation, ordinance or requirement, as amended or hereinafter amended of any Hazardous Substances. Except for the Propane, Polystyrene and Paint used by the Corporation in the ordinary course of its Business, there are no Hazardous Substances on, in, or under the premises leased or possessed by the Corporation (including, without limitation, those which may be contained in underground storage tanks). There have not been and there are not any past or present events, conditions, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance with any federal, state, or local law, regulation, or ordinance, or requirement relating to health and safety and protection of the environment ("Environmental Laws") or which may give rise to any legal liability or otherwise forms the basis of any claim, action, suit, proceeding, hearing or investigation against or involving the Corporation based on any condition or any violation or alleged violation of any Environmental Laws.

     5.26 Agreements Between Shareholders. Other than the Related Agreements, there exists no agreement between any of the Shareholders related to the Corporation or its capital stock.

     5.27 Registration Rights. Except as provided for in the Registration Agreement, the Corporation is not under any obligation to register under the Securities Act any of its currently outstanding securities or any of its securities which may hereafter be issued.

     5.28 Fees and Commissions. The Corporation has retained no finder, broker, agent, financial advisor or other intermediary (collectively "Intermediary") in connection with the transactions contemplated by this Agreement and the Corporation agrees to indemnify and hold harmless the Purchasers from liability for any compensation to any Intermediary and the fees and expenses of defending against such liability or alleged liability.

     5.29 Disclosure. This Agreement, the schedules and exhibits hereto, and the financial statements and other materials referred to herein as having been delivered to the Purchasers and/or Purchasers' counsel, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in the light of the circumstances under which they were made. There is no fact reasonably known to the Corporation relating to the business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, of the Corporation that may materially adversely affect the same which has not been disclosed in writing to the Purchasers and Purchasers' counsel by the Corporation.

                                   ARTICLE VI

                   COVENANTS, REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------
                         OF THE PLATINUM AND INVESTORS
                         -----------------------------

     6.1 Platinum covenants, represents and warrants to the Corporation as follows:

          (a) Organization and Standing. Platinum is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Authorization; Power. Platinum has all requisite legal power to enter into this Agreement and the Related Agreements, and to carry out and perform its obligations under the terms of this Agreement and the Related Agreements. All action on the part of Platinum, its general partner and the directors and shareholders of its general partner necessary for the authorization, execution, delivery and performance by Platinum of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, and for the authorization, issuance and delivery of the Series A Securities, has been taken. This Agreement and the Related Agreements are legal, valid and binding obligations of Platinum, enforceable against Platinum in accordance with their terms.

          (c) No Violation. None of the execution and delivery of this Agreement and the Related Agreements, the consummation of the transactions provided for herein and therein or contemplated hereby and thereby, and the fulfillment by Platinum of the terms hereof or thereof, will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the limited partnership agreement or the certificate of limited partnership of Platinum, (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, license, agreement, lease or other instrument or obligation to which Platinum is a party or by which it or any of its assets may be bound or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to Platinum or any of its assets.

     6.2 Each Investor severally and not jointly covenants, represents and warrants for himself, herself or itself, as the case may be, to the Corporation as follows:

          (a) Organization and Standing. Such Investor, if not an individual, is duly organized or formed, validly existing and in good standing under the laws of the applicable state as indicated on the signature page attached hereto.

          (b) Authorization; Power. Such Investor has all requisite legal power to enter into this Agreement and the Related Agreements, and to carry out and perform his, her or its obligations under the terms of this Agreement and the Related Agreements. All action on the part of such Investor, if not an individual, necessary for the authorization, execution, delivery and performance by such Investor of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, and for the authorization, issuance and delivery of the Series A Securities, has been taken. This Agreement and the Related Agreements are legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with their terms.

          (c) No Violation. None of the execution and delivery of this Agreement and the Related Agreements, the consummation of the transactions provided for herein and therein or contemplated hereby and thereby, and the fulfillment by such Investor of the terms hereof or thereof, will (with or without notice or passage of time or both) (a) if such Investor is not an individual, conflict with or result in a breach of any provision of the organizational documents of such Investor, (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, license, agreement, lease or other instrument or obligation to which such Investor is a party or by which he, she or it or any of his, her or its assets may be bound or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to such Investor or any of his, her or its assets.

     6.3 Each Purchaser severally and not jointly covenants, represents and warrants for himself, herself or itself, as the case may be, to the Corporation as follows:

          (a) Purchase for Investment. Such Purchaser will acquire the Series A Securities, for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. Such Purchaser acknowledges that the Series A Securities have not been registered under the Securities Act and, except as provided in the Registration Agreement, the Corporation is under no obligation to file a registration statement with the Commission with respect to the Series A Securities.

          (b) Investor Qualifications. Such Purchaser is an "accredited investor" as such term is defined under Rule 215 adopted by the Commission under the Securities Exchange Act of 1934, as amended. Such Purchaser (a) has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of his, her or its investment in the Series A Securities; (b) understands that his, her or its investment in the Series A Securities is extremely risky and acknowledges and agrees that he, she or it is able to bear the complete loss of his, her or its investment in such Series A Securities; and (c) has had the opportunity to ask questions of, and receive answers from, the Corporation and its management concerning the terms and conditions of the offering of the Series A Securities and to obtain additional information. Such Purchaser is not an entity formed solely to make this investment.
     Such Purchaser is not relying upon any statements or instruments made or issued by any other Purchaser or any other Person other than the Corporation and its officers in making its decision to invest in the Series A Securities.

          (c) Future Disposition. Such Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Series A Securities (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of the Series A Securities), except in compliance with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations under the Securities Act and the Exchange Act.

          (d) Business Plan. Such Purchaser has received a copy of the "management write-up," "marketing plan" and "projections" for the Business in the forms attached hereto as Exhibit G (the "Business Plan").

          (e) Residence or Principal Place of Business. The mailing address listed for such Purchaser on Schedule 1 is such Purchaser's principal residence, if an individual, or principal place of business, if other than an individual.

          (f) Indemnity. Such Purchaser agrees to indemnify, pay and hold the Corporation harness from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever, which may be imposed on, incurred by, or asserted against Corporation, arising out of any material falsity of the representations and warranties of such Purchaser in this Agreement, except that such Purchaser shall have no obligation hereunder to indemnify the Corporation with respect to any such indemnified liabilities arising from the gross negligence or wilful misconduct of the Corporation.

                                  ARTICLE VII

                         COVENANTS OF THE CORPORATION
                         ----------------------------

     7.1 Financial Statements and Other Information. So long as any Series A Securities remain outstanding, the Corporation will deliver to each holder of Series A Securities:

          (a) Audited Annual Financial Statements. As soon as practicable after the end of each fiscal year of the Corporation, and in any event within ninety (90) days thereafter, consolidated and consolidating balance sheets of the Corporation and its Subsidiaries, as of the end of such year, and consolidated and consolidating statements of operations and sources and uses of funds of the Corporation and its Subsidiaries, for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of the consolidated statements, certified, without qualification or explanation, by Daniel & Company for the fiscal year ending July 31, 1995 and thereafter by a nationally recognized independent public accountants selected by the Corporation and acceptable to the Purchasers;

          (b) Unaudited Monthly Financial Statements. As soon as practicable after the end of each month and in any event within thirty (30) days thereafter, consolidated and consolidating balance sheets of the Corporation and its Subsidiaries as of the end of such period, and consolidated and consolidating statements of operations of the Corporation and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP, subject to the absence of footnotes and statements in changes in cash and changes resulting from normal year-end adjustments, and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, together with a comparison of such statements to the Budget, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial officer of the Corporation;

          (c) Budget. Not less than thirty (30) days prior to the commencement of each fiscal year, an annual business plan, including a budget and detailed financial projections for the Corporation and its Subsidiaries, for each month during such period (the "Budget"), all in reasonable detail, together with underlying assumptions and approved by a majority of the entire Board;

          (d) Auditors' Reports. Promptly upon receipt thereof, copies of all other reports, if any, submitted to the Corporation by independent public accountants in connection with any annual or interim audit of the books of the Corporation and its Subsidiaries made by such accountants;

          (e) Lender Information. A copy of each financial statement, report, notice or communication that the Corporation or any Subsidiary delivers to any of their lenders or creditors;

          (f) Litigation. Promptly upon the Corporation's learning thereof, notice of any litigation, suit or administrative proceeding that could reasonably be expected to have a material adverse affect on the Corporation's or any Subsidiary's business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, whether or not the claim is considered by the Corporation to be covered by insurance;

          (g) Default. Promptly upon the occurrence thereof notice of any Default;

          (h) Material Adverse Developments. Promptly upon the occurrence thereof, notice of any event which has had, or could reasonably be expected to have, a material adverse impact on the business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, of the Corporation or any Subsidiary, including, without limitation, the institution or threat of any material litigation or investigation with respect to the Corporation or any Subsidiary or any material disputes with customers; and

          (k) Other Information. With reasonable promptness, all press releases issued by the Corporation or any Subsidiary, any filings made with the Commission by the Corporation or any Subsidiary and such other data and information as from time to time may be reasonably requested by the Purchasers or Purchasers' counsel or such other data as the Corporation may from time to time furnish to any of the holders of its securities or its directors in their capacities as such.

     7.2 Budget Review. Platinum shall have the right to review, discuss and be involved in the preparation of the Corporation's Budget each year, prior to its required delivery to the holders of the Series A Securities under Section 7.1(c) above.

     7.3 Accounting. The Corporation will maintain and will cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with GAAP and all financial statements or information delivered under Section 7.1 will be prepared in accordance with GAAP, except as otherwise provided in Section 7.1(b).

     7.4 Insurance. The Corporation agrees to maintain or cause to be maintained, with financially sound and reputable insurers rated A or above by A.M. Best, insurance with respect to-its assets and business and the assets and business of its Subsidiaries against loss or damage of the kinds customarily insured against by similarly situated corporations of established reputation engaged in the same or similar businesses, in adequate amounts, and at the request of any Purchasers or Purchasers' counsel shall furnish such Purchasers with evidence of the same. The Corporation further agrees to cause to be maintained, with financially sound and reputable insurers rated A or above by A.M. Best, term life insurance payable to the Corporation on the life of Billy Prim in the amount of at least $1,000,000.

     7.5 Payment of Taxes. The Corporation agrees to pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of its assets or those of its Subsidiaries or in respect of its or their respective franchises, businesses, income or profits, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any asset of the Corporation or any Subsidiary, before the same become delinquent, except that (unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced) no such charge need be paid if being contested in good faith and by appropriate measures promptly initiated and diligently conducted if (a) such reserve or other appropriate provision, if any, as shall be required by sound accounting practice shall have been made therefor, and (b) such contest does not have a material adverse effect on the financial condition of the Corporation or the ability of the Corporation to pay any Indebtedness and no assets are in imminent danger of forfeiture.

     7.6 Compliance With Laws. The Corporation agrees to use its best efforts to comply, and shall use its best efforts to cause each Subsidiary to comply, with all laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to it and its respective assets, and with all contracts, and agreements to which it is a party or shall become a party, and to perform all obligations which it has or shall incur the violation of which could have a material adverse effect on the business, affairs, assets, prospects, operations or condition, financial or otherwise, of the Corporation and its Subsidiaries taken as a whole. Neither the Corporation nor anyone acting on its behalf will take any action hereafter that would cause the loss of its exemption from the registration requirements of the Securities Act.

     7.7 Preservation of Corporate Existence and Property; Operations. The Corporation agrees to preserve, protect, and maintain, and cause each Subsidiary to preserve, protect, and maintain, (a) its corporate existence, and (b) all rights, franchises, accreditations, privileges, and properties the failure of which to preserve, protect, and maintain could have a material adverse effect on the business, affairs, assets, prospects, operations, or condition, financial or otherwise, of the Corporation and its Subsidiaries taken as a whole. The Corporation and its Subsidiaries will comply with all material agreements and contracts, including, without limitation, all leases and loan agreements.

     7.8 Negative Covenants. So long as any Series A Securities remain outstanding, without the approval, by vote or written consent, of the holders of not less than the majority of the Series A Preferred Shares then outstanding, the Corporation will not:

          (a) Dividends. Directly or indirectly declare or pay, or permit any Subsidiary which is not a wholly owned Subsidiary to declare or pay any dividends, or make or permit any Subsidiary which is not a wholly owned Subsidiary to make, any distributions upon any of its equity securities;

          (b) Redemptions. Directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to directly or indirectly redeem, purchase or otherwise acquire, any of the Corporation's or any Subsidiary's equity securities, except as required by the terms of the Series A Securities and by Restricted Stock Agreements with employees previously approved by the Board;

          (c) Issuances. Authorize, issue, or enter into any agreement providing for the issuance (contingent or otherwise) of, (x) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (y) any equity securities (or any securities convertible into or exchangeable for any equity securities), except for Common Shares or options to acquire 2,000,000 Common Shares as incentives to key employees, directors and consultants of the Corporation which may be issued by the Board only after the approval of at least two directors elected by the holders of Series A Preferred Shares;

          (d) Mergers. Merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than, in the case of a wholly-owned Subsidiary, with or into the Corporation or any other wholly-owned Subsidiary);

          (e) Sale of Assets. Sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, assets in one or a series of related transactions that represent 10% or more of the Corporation's assets or income, or are valued at $1,000,000, whichever is less;

          (f) Liquidations. Liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

          (g) Charter Amendments. Make any amendment to the Corporation's certificate of incorporation or by-laws, including without limitation, an amendment altering, changing or otherwise amending the preferences or rights of the Series A Securities or increasing or decreasing the number of directors constituting the Board, or file any resolution of the Board with the Secretary of State of Delaware;

          (h) Affiliate Transactions. Enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's Affiliates in excess of $25,000, except for normal employment arrangements and benefit programs on reasonable terms; provided, however, nothing in this paragraph
     (h) shall be deemed to prohibit transactions contemplated by this Agreement and the Related Agreements; provided further, however, nothing in this paragraph (h) shall be deemed to prohibit transactions among the Corporation and Platinum Rotisserie Corp. and/or Platinum Service Corp. if
     (i) such transactions are on arm's length terms which are no less favorable to the Corporation then the Corporation could obtain from a non-Affiliate and (ii) at least two (2) Series A

     Preferred Directors (as defined in the Certificate of Incorporation) shall have approved or ratified such transactions at any Board meeting;

          (i) Investments. Make or permit to exist, or permit any Subsidiary to make or permit to exist, any Investment other than: (i) Investments in short term obligations issued by, or guaranteed by, the United States Government, (ii) Investments in negotiable certificates of deposit, bankers' acceptances or money market securities issued by any bank or branch of a bank having capital and surplus of at least $50 million in the aggregate at all times, and (iii) Investments in commercial paper rated P1 or A1 by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively;

          (j) Loans. Make, or permit any Subsidiary to make, any loans or advances to, or guarantees for the benefit of, any Person, other than travel advances and similar loans to employees not to exceed $25,000 at any one time in the aggregate;

          (k) Other Business. Enter into (directly or indirectly through a new Subsidiary), or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the business or type of business conducted by the Corporation or such Subsidiary as of the date of Closing, or acquire the business or assets of any other Person other than acquiring assets in the ordinary course of business;

          (l) Subsidiaries. Establish or acquire any Subsidiaries;

          (m) Indebtedness. Create, incur, assume or suffer to exist, or permit the Corporation and its Subsidiaries, taken as a whole, to create, incur, assume or suffer to exist, Indebtedness other than as indicated in the Business Plan and other than purchase money obligations or trade debt in the ordinary course of business;

          (n) Capital Expenditures. Make, or permit the Corporation and its Subsidiaries, taken as a whole, to make, any capital expenditure or series of related capital expenditures (including, without limitation, payments with respect to capitalized leases) or any other acquisition of assets other than as indicated in the Business Plan;

          (o) Related Agreements. Amend, modify or waive any provision of any of the Related Agreements, fail to enforce the provisions of any of the Related Agreements or avail itself of all rights and remedies thereunder;

          (p) Liens. Create, assume or permit, or permit any Subsidiary to create, assume or permit, any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except (i) Liens existing as of the date hereof as disclosed in Schedule 7.08(p), (ii) any Lien existing on any asset prior to the acquisition thereof by the Corporation and not created in contemplation of such event, (iii) any Lien created on any real property or equipment in connection with the leasing of such real property or equipment, (iv) Permitted Liens, and (v) Liens contemplated by the Business Plan;

          (q) Leases. Enter into any leases or other rental agreements (including capitalized leases) other than as indicated in the Business Plan;

          (r) Restrictive Agreements. Become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument, which by its terms would (under any circumstances) restrict the Corporation's right to perform any of its obligations pursuant to the terms of this Agreement, the Related Agreements, the Certificate of Incorporation or the Corporation's by-laws (including, without limitation, all obligations relating to payment of dividends on and making redemptions of the Series A Securities); or

          (s) Investment Bankers. Select or permit any Subsidiary to select, any investment banker or underwriter in connection with any public offering by the Corporation.

     7.9 Legend. Until (a) the securities represented by such certificate are effectively registered under the Securities Act, or (b) the holder of such securities delivers to the Corporation a written opinion of counsel to such holder to the effect that such legend is no longer necessary under the Securities Act, the Corporation will cause each certificate representing its securities to be stamped or otherwise imprinted with a legend to substantially the following effect:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and thus may not be transferred unless so registered or unless an exemption from registration is available."

     7.10 Rule 144A. In connection with any prospective transfer pursuant to Rule 144A promulgated by the Commission, to the extent permitted under such rule, of (a) Series A Preferred Shares or Warrants, (b) Common Shares issued upon conversion of Series A Preferred Shares or exercise of Warrants, or (c) Common Shares or other securities issued as, or upon conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of any shares referred to in clause (a) or (b), upon the written request of any holder of such shares, the Corporation will make available to such holder and any prospective purchaser of such shares, promptly after such request, the information required pursuant to paragraph (d)(4)(i) of Rule 144A of the Commission. This provision shall not limit the Corporation's ability to publicly list Common Shares or any other shares of its capital stock.

     7.11 Small Business Stock. The Corporation will cooperate with the Purchasers, and take all actions reasonably necessary, to comply, to the extent reasonably possible, with the reporting and recordkeeping requirements applicable to shares of "Small Business Stock" under Section 1202 of the Code.

     7.12 Best Effort Upon Exercise of Warrants. Upon the exercise of any Warrant, the Corporation will cooperate and use its best efforts to insure that the Common Shares issued upon exercise of such Warrant are exempt from the registration requirements of the Securities Act and all applicable state securities laws or if exemptions from the such registration requirements are unavailable, to obtain or make, as applicable, all authorizations, approvals, or permits of, or filings with, any governmental authority, including state securities or "Blue Sky" offices, that are required by law in connection with the exercise of such Warrant.

     7.13 Compliance With Environmental Laws. The Corporation agrees to use all Hazardous Substances (including the Propane, Polystyrene and Paint if any or all of them are deemed Hazardous Substances) in compliance with all Environmental Laws and to obtain all required permits, licenses, certificates and registrations relating to health, safety or protection of the environment which, if not possessed, would have a material adverse effect on the Corporation or result in a violation of any applicable Environmental Laws.

                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

     8.1. Expenses. The Corporation agrees to pay on demand: (a) all costs and expenses of compliance with all agreements and conditions contained in the Merger Agreement, this Agreement and in the Related Agreements; (b) the fees, expenses and disbursements of counsel to the Purchasers, in connection with the administration of the Merger Agreement, this Agreement and the Related Agreements and any amendments hereto or thereto, waivers hereof and thereof and consents hereunder and thereunder; (c) all other out-of-pocket expenses incurred by the Purchasers in connection with the performance of the Merger Agreement, this Agreement and the Related Agreements by Purchasers after the Closing; and
(d) all costs and expenses (including attorney's fees and costs) incurred by the Purchasers or any holder of Series A Securities arising out of or in connection with the enforcement or preservation of any rights under the Merger Agreement, this Agreement and the Related Agreements.

     8.2.  General Indemnity.

          (a) The Corporation agrees to indemnify, pay and hold the Purchasers and its Affiliates and any subsequent holder of any Series A Securities, and the officers, directors, employees and agents of the Purchasers and its Affiliates and such holders (collectively called the "Indemnities"), harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, the fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnities shall be designated a party thereto, which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of the transactions contemplated by this Agreement and the ownership of any Series A Securities (a "Claim"), except that the Corporation shall have no obligation hereunder to an Indemnitee with respect to any such indemnified liabilities arising from the gross negligence or wilful misconduct of such Indemnitee. If any indemnity provided for in the preceding sentence is not available solely because it is found to be contrary to public policy or otherwise unlawful, then the Corporation and the Indemnities shall contribute to the amount payable in such proportion as is appropriate to reflect the relative faults and benefits and any other relevant equitable considerations. Each Indemnitee shall reimburse the Corporation for any amounts paid to such Indemnitee by the Corporation pursuant to this Section
     8.2 with respect to claims by the Corporation against such Indemnitee which are finally determined by a court of competent jurisdiction in favor of the Corporation against such Indemnitee.

          (b) If any Claim or alleged Claim shall be brought against any Indemnitee in respect of which such Indemnitee may be indemnified under this Section 8.2 by the Corporation, such Indemnitee shall promptly notify the Corporation in writing. No indemnity in respect of such Claim shall be available under this Section 8.2 to such Indemnitee if such notice was not given to the Corporation and the Corporation was unaware of such action and was materially prejudiced by such Indemnitee's failure to give such notice, but in no event shall such failure relieve the Corporation from any liability which it may have to such Indemnitee arising otherwise than under this Section 8.2. The Corporation at its option may assume the defense of any action in respect of which it has acknowledged its obligation to indemnify such Indemnitee under this Section 8.2. If the Corporation assumes the defense of any action, the Indemnitee shall not be liable for any settlement thereof without its consent (but such consent will not be unreasonably withheld). If the Corporation assumes the defense of any such action, such Indemnitee shall have the right to employ separate counsel in such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnitee unless in the reasonable opinion of such Indemnitee there may be a conflict between the positions of the Corporation and of such Indemnitee in conducting the defense of such action or that there may be legal defenses available to such Indemnitee different from or in addition to those which counsel to the Corporation would be able to raise, in which event the fees and expenses of such counsel shall be paid by the Corporation.

     8.3. Taxes. The Corporation agrees to pay all governmental assessments, charges or taxes (except income or other similar taxes imposed on a Purchasers or any other holder of Series A Securities), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution, delivery or performance of the Merger Agreement, this Agreement and the Related Agreements or the issuance or existence of Series A Securities, by reason of an existing or hereafter enacted Federal, state or local statute, and to indemnify and hold the Purchasers, and each and every holder of Series A Shares, harmless against liability in connection with any such assessments, charges or taxes.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     9.1 Consent to Amendments; Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Corporation and holders of not less than 66 2/3% of the Series A Preferred Shares then outstanding. Any waiver, permit, consent or approval of any kind or character on the part of any such holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. No course of dealing between the Corporation and any holder and no delay in exercising any right, remedy, or power conferred hereby, by the Related Agreements, or the Certificate of Incorporation, or now or hereafter existing at law or under equity, by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

     9.2 Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of the Purchasers or holders of Series A Securities.

     9.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchasers or holders of Series A Securities are also for the benefit of, and enforceable by, any subsequent holders of such shares.

     9.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     9.5 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     9.6 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

     If to the Corporation, to:

          Blue Rhino Corporation
          104 Cambridge Park
          Winston-Salem, North Carolina 27104
          Attention: Billy Prim, Chief Executive Officer

     with a copy to:

          House Law Firm
          P.O. Drawer 26015
          Winston-Salem, North Carolina 27114-6015
          Attention: Don R. House, Esq.

     If to Purchasers, to:

          Platinum Venture Partners I, L.P.
          1815 S. Meyers Road
          Oakbrook Terrace, Illinois 60181
          Attention: Michael A. Santer

     with a copy to:

          Katten Muchin & Zavis
          525 W. Monroe Street, Suite 1600
          Chicago, Illinois 60661
          Attention: Matthew S. Brown, Esq.

     9.7 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Delaware applicable to contracts made and wholly to be performed in that state.

     9.8 Exhibits and Schedules. All exhibits and schedules hereto are an integral part of this Agreement.

     9.9 Exchange of Certificates. Upon surrender by any holder to the Corporation of any certificate or certificates evidencing any shares of stock of the Corporation, the Corporation at its expense will issue in exchange therefor, and deliver to such holder, a new certificate or certificates representing such shares of stock of the Corporation, in such denomination or denominations as may be requested by such holder. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any shares of stock of the Corporation, and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense will issue and deliver to any such holder a new certificate evidencing such shares of stock of the Corporation of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificate.

     9.10 Final Agreement. This Agreement, together with the Merger Agreement, the Related Agreements and the Certificate of Incorporation, constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

     9.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     9.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party.

     9.13 Breach of Covenant. Without limiting the rights of the parties (the "Non-Breaching Parties") to pursue all other legal and equitable rights available to them for the other parties' failure to perform any of their respective obligations under the Merger Agreement, this Agreement, the Related Agreements or the Certificate of Incorporation, the parties hereto acknowledge and agree that, while the Non-Breaching Parties will be entitled to seek to recover damages and to exercise all other rights granted by law, the remedy at law for any failure by the other parties to perform any such obligations may be inadequate and that the Non-Breaching Parties will be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such inadequacy.

     9.14 Additional Issuance of Series A Preferred Shares. On or prior to January 31, 1995, the Corporation may issue up to 4,203,828 additional Series A Preferred Shares (but no Warrants) to any "accredited investor" (as such term is defined under Rule 215 adopted by the Commission under the Securities Exchange Act of 1934, as amended) ("Potential Investors") so long as such Series A Preferred Shares shall be issued on the same terms and conditions as the Series A Preferred Shares issued to the Purchasers at the Closing. Upon such purchase, the purchaser or purchasers of such Series A Preferred Shares shall be deemed to be a party to this Agreement and included within the term "Purchasers" hereunder and added to Schedule 1 hereto. Such purchaser or purchasers shall execute a counterpart of the Registration Agreement and thereby such purchaser or purchasers shall be deemed to be a party to such agreement and included within the term "Purchasers" thereunder and added to Schedule 1 thereto. Such purchasers of purchasers shall execute a counterpart of the Shareholders' Agreement and thereby such purchaser or purchasers shall be deemed to be a party to such agreement and included within the term "Investors" thereunder and added to Schedule 1 thereto. Notice of issuance of any Series A Preferred Shares as permitted under this Section 9.14 shall be given promptly to the Purchasers.

     9.15 Adjustments. The Corporation acknowledges and agrees that the addition of Potential Investors pursuant to Section 9.14 is an accommodation and as such to the extent that the Conversion Price (as defined in the Certificate of Incorporation) or the Exercise Price (as defined in the Warrants) needs to be adjusted to equitably account for the addition of such Potential Investors, the Corporation will accept the Purchasers recommended adjustments, if any, to the Conversion Price and Exercise Price, unless such recommendations by the Purchasers are manifestly in error.

     The parties hereto have executed this Series A Securities Purchase Agreement on the date first set forth above.

                                   Signatures

                                   BLUE RHINO CORPORATION
                                       By: /s/ BILLY PRIM
                                       ------------------
                                       Billy Prim, Chief Executive Officer

                                   PLATINUM VENTURE PARTNERS I, L.P.
                                       By: PLATINUM VENTURE PARTNERS, INC.
                                           By: /s/ MICHAEL SANTER
                                           ----------------------
                                           Michael Santer, Vice President

                                   /s/ ANDREW J. FILIPOWSKI
                                   ------------------------
                                   Andrew J. Filipowski

                                   /s/ CRAIG J. DUCHOSSOIS
                                   -----------------------
                                   Craig J. Duchossois

                                   /s/ BOBBY SLATE
                                   ---------------
                                   Bobby Slate

                                   /s/ JAMES R. HARDIN
                                   -------------------
                                   James R. Hardin

                                   /s/ ROBERT F. STEEL & JENNIFER STEEL
                                   ------------------------------------
                                   Robert F. Steel & Jennifer Steel JTWROS

                                   /s/ THOMAS E. GLEITSMAN
                                   -----------------------
                                   Thomas E. Gleitsman

                                   /s/ TOM AUSTIN
                                   --------------
                                   Tom Austin

                                   /s/ RAY MAYNARD
                                   ---------------
                                   Ray Maynard

                                   /s/ ROBERT L. JACOBS
                                   --------------------
                                   Robert L. Jacobs

                                   /s/ FRANK MURNANE. SR.
                                   ----------------------
                                   Frank Murnane, Sr.

                                   /s/ FRANK MURNANE JR.
                                   ---------------------
                                   Frank Murnane, Jr.

                                   GABRIEL, INC.
                                       By: /s/ JIMMY LIAUTAUD
                                       ----------------------
                                       Jimmy Liautaud, Director

                                   /s/ JAMES ALAN BOOE
                                   -------------------
                                   James Alan Booe

                                   /s/ JOE WALLACE
                                   ---------------
                                   Joe Wallace

                                   /s/ LENNARD CARLSON
                                   -------------------
                                   Lennard Carlson

                                   /s/ RICHARD CARLSON
                                   -------------------
                                   Richard Carlson

                                   /s/ BAXTER KIGER
                                   ----------------
                                   Baxter Kiger

                                   /s/ PETER VITULLI
                                   -----------------
                                   Peter Vitulli

                                   /s/ BARRY SYLVESTER
                                   -------------------
                                   Barry Sylvester

                                   /s/ JAMES BARZYK
                                   ----------------
                                   James Barzyk

                                   /s/ ALEXANDER DANZBERGER
                                   ------------------------
                                   Alexander Danzberger

                                   COLE TAYLOR BANK CUSTODIAN FBO
                                   ARTHUR FRIGO IRA #8417
                                       By: /s/ NORMA E. COLON
                                       ----------------------
                                       Norma E. Colon, Trust Officer, IRA

                                   HUIZENGA CAPITAL MANAGEMENT
                                       By: /s/ PETER H. HUIZENGA
                                       -------------------------
                                       Peter H. Huizenga, Sole Proprietor

                                   PETER H. HUIZENGA TESTAMENTARY TRUST
                                       By: /s/ PETER H. HUIZENGA
                                       -------------------------
                                       Peter H. Huizenga, Trustee

                             /s/ BILLY PRIM
                             --------------
                             Billy Prim

                             KIMBERLY FAMILY DISCRETIONARY TRUST
                                 By: /s/ CRAIG J. DUCHOSSOIS
                                 ---------------------------
                                 Craig J. Duchossois, Trustee

                             /s/ EDWARD A. FORTINO & DAYLE DUCHOSSOIS-FORTINO Edward A. Fortino & Dayle Duchossois-Fortino JTWROS

                            EXHIBITS AND SCHEDULES

                                   Schedules
                                   ---------
1              Investors/Investors Allocation
2              Shareholders
5.1            Organization of Corporation
5.5            Owners of Capital Stock
5.10           Undisclosed Liabilities
5.12           Contracts, Leases, Etc.
5.13           Employee Benefit Plans
5.14           Employee Salaries
5.15           Personnel Contracts, Agreements, Etc.
5.16           Arrangements with Affiliates
5.18           Insurance
5.22           Proprietary Rights
5.24           Licenses and Permits
7.08(p)        Liens

                                   Exhibits
                                   --------

A              Form of Certificate of Incorporation
B              Form of Noncompete Agreements
C              Form of Registration Agreement
D              Form of Shareholders' Agreement
E              Form of Warrants
F              Form of Opinion of Counsel to the Corporation
G              Business Plan

                                  Schedule 1

                          Investors List/Allocations

                                                                      Purchase Amount
                                     Series A                         via loan or purchase
Investor                             Preferred Shares    Warrants     through 12/21/94
--------                             ----------------    ---------    --------------------
Platinum Venture Partners I, L.P.       2,965,539          847,297       $1,029,150.68
Attn:  Michael A. Santer
1815 S. Meyers Road
Oakbrook Terrace, IL 60181

Andrew J. Filipowski                    5,880,236        1,680,067       $2,040,657.53
1815 S. Meyers Road
Oakbrook Terrace, IL 60181

Craig Duchossois                        2,187,048          419,047         $758,986.30
Duchossois Industries, Inc.
845 Larch Avenue
Elmhurst, IL 60126

Bobby Slate                             1,466,664          419,047         $508,986.30
415 N. Trade Street
Winston-Salem, MC 27101

James R. Hardin                           293,333           83,809         $101,797.26
4440 Coquina Harbour Drive, 40D
Little River, SC 29566

Robert F. Steel &                         293,396           83,827         $101,819.18
Jennifer Steel JTWROS
445 E. 4th Street
Hinsdale, IL 60521

Thomas E. Gleitsman                       293,522           83,864         $101,863.01
6496 Thunderbird Drive
Indian Head Park, IL 60525

Tom Austin                                292,953           41,905         $101,655.75
P.O. Box 187
Jonesville, NC 28642

Ray Maynard                               146,951           41,986          $50,997.26
P.O. Box 698
Yadkinville, NC 27055

Robert L. Jacobs                           73,349           20,957          $25,454.79
304 51st Street
Western Springs, IL 60558

Frank Murnane, Sr.                         73,333           20,952          $25,449.32
157 Briarwood North
Oak Brook, IL 60521

Frank Murnane, Jr.                         73,333           20,952          $25,449.32
1510 Lloyd Court
Wheaton, IL 60187

Gabriel, Inc.                           1,466,664          419,047         $508,986.30
c/o Jimmy Liautaud
132 E. Delaware
Chicago, IL 60611

James Alan Booe                            73,333           20,952          $25,449.32
3004 Lookout Court
Winston-Salem, NC 27106

Joe Wallace                                58,414                0          $20,271.78
Industrial Advisory Group, Inc.
6127 Brookshire Drive
Pittsboro, IN 46167

Lennard Carlson                           248,957                0          $86,397.26
5300 Newport Drive
Rolling Meadows, IL 60008

Richard Carlson                            73,223                0          $25,410.96
1447 Altgeld
Chicago, IL 60614

Baxter Kiger                               58,313                0          $20,236.71
1605 Beechwood Lane
Yadkinville, NC 27055

Peter Vitulli                              58,212                0          $20,201.64
1917 N. Mohawk
Chicago, IL 60614

Barry Sylvester                            14,524.5              0           $5,040.5
2728 Agatite Avenue
Chicago, IL 60625

James Barzyk                               14,524.5              0           $5,040.5

          530 N. Park
          La Grange Park, IL 60525

          Alexander Danzberger                       36,667  10,476  $12,724.66
          370 Central Park West #514
          New York, NY 10025

          Cole Taylor Bank Custodian                288,154       0  $  100,000
          FBO Arthur Frigo IRA #8417
          MBA Walton Inc.
          6250 River Road, Suite 4030
          Rosemont, IL 60018

          Huizenga Capital Management             1,440,769       0  $  500,000
          c/o Peter Huizenga
          2215 York Road, Suite 500
          Oak Brook, IL 60521
          Attn: Ron Kinney

          Peter H. Huizenga Testamentary Trust    1,440,769       0  $  500,000
          c/o Peter Huizenga, sole trustee
          2215 York Road, Suite 500
          Oak Brook, IL 60521
          Attn: Ron Kinney

          Billy Prim                                 43,223       0  $   15,000
          104 Cambridge Park
          Winston-Salem, N.C. 27104

          Kimberly Family Discretionary Trust       720,384       0  $  250,000
          c/o Craig Duchossois, Trustee
          845 Larch Avenue
          Elmhurst, IL 60126

          Edward A. Fortino &
          Dayle Duchossois-Fortino JTWROS           720,384       0  $  250,000
          2218 N. Orchard
          Chicago, IL 60614

                                  Schedule 2

                                 Shareholders

Shareholder                                   Number of Common Shares
-----------                                   -----------------------

Billy D. Prim                                       9,935,000
325 Bing Crosby Blvd.
Bermuda Run, NC 27006

Andrew J. Filipowski                                7,800,000
1815 S. Meyers Road
Oakbrook Terrace, IL 60181

Debbie W. Prim                                      100,000
325 Bing Crosby Blvd.
Bermuda Run, NC 27006

Mayo M. McCormick                                   100,000
P.O. Box 50
Yadkinville, NC 27055

Jeannie Cannon                                      25,000
435 Creekway Drive
Fuquey Varina, NC 27526

Luanne Holden                                       25,000
Route 1, Box 586
Jonesville, NC 28642

Chris Holden                                        25,000
Route 1, Box 586
Jonesville, NC 28642

Debbie W. Prim                                      25,000
Trustee for Sarkanda U. Westmoreland
325 Bing Crosby Blvd.
Advance, NC 27005

Debbie W. Prim                                      25,000
Trustee for Anthony G. Westmoreland
325 Bing Crosby Blvd.
Advance, NC 27005

Veronica Champney                                   100,000
125 Bradford Park Lane
Lewisville, NC 27023

Jennifer R. Filipowski                              25,000
100 Cambridge Park
Winston-Salem, NC 27104

Andrew J. Filipowski                                25,000
Trustee for Andrew E. Filipowski
1815 S. Meyers Road
Oakbrook Terrace, IL 60181

Veronica Champney                                   25,000
Trustee for Alexandria Filipowski
125 Bradford Park Lane
Lewisville, NC 270233

Veronica Champney                                   25,000
Trustee for James Meadows
125 Bradford Park Lane
Lewisville, NC 27023

Angell Family Limited Partnership                   1,600,000
c/o Don G. Angell
6000 Market Square, Suite 200
Clemmons, NC 27012

Dr. Thomas Austin                                   200,000
P.O. Box 187
Jonesville, NC 28642

-------------------------------------------------------------------------------

Total                                               20,060,000

                         Restricted Stock Shareholders

Shareholder                                Number of Restricted Common Shares
-----------                                ----------------------------------

Billy D. Prim                                       500,000
325 Bing Crosby Blvd.
Bermuda Run, NC  27006

Jeremiah Callahan                                   750,000
1655 Middle Street
Sullivan's Island, SC 29482

Craig Erbland                                       500,000
305 Chason Wood Way
Roswell, GA 30076

S.H. Fogleman, III                                  200,000
3750 Benchley Road
Winston-Salem, NC 27104

Jim Mizelle                                         100,000
106 Brookridge Drive
Cary, NC 27511

Doug Mele                                           75,000
Telenitche Marketing
1956 N. Daytona
Chicago, IL 60614

Steve Rash                                          50,000
3213 Cross Tree Road
Winston-Salem, NC 27106

Baxter Kiger                                        25,000
1605 Beechwood Lane
Yadkinville, NC 27055

--------------------------------------------------------------------------------
Total                                               2,200,000

                            Blue Rhino Corporation
                    Series A Securities Purchase Agreement

                  Schedule 5.1 - Organization of Corporation
                  ------------------------------------------


1.   State of Incorporation: Delaware

          Qualified:  None


2.   State of Incorporation:  North Carolina

          Qualified:  Texas

          Applied to be Qualified:


               Arizona          - in process
               California       - in process
               Florida          - in process
               Georgia          - in process
               Louisiana        - in process
               Tennessee        - in process

                            BLUE RHINO CORPORATION
                    SERIES A SECURITIES PURCHASE AGREEMENT

                                  EXHIBIT 5.5
                                 (Page 1 of 2)

A.   BLUE RHINO CORPORATION
     Common Stock

Shareholder                     Certificate /Number of Shares/Date Issued
-----------                     -----------------------------------------

Billy D. Prim                     #1       -       6,420,000 -    3/25/94
                                  #2       -          40,000 -    3/25/94
                                  #3       -       3,455,000 -    5/01/94
                                  #3A      -          20,000 -    5/01/94

Andrew J. Filipowski              #4       -       5,200,000 -    3/25/94
                                  #5       -       2,600,000 -    5/01/94

Debbie W. Prim                    #6       -         100,000 -    5/01/94

Mayo M. McCormick                 #7       -         100,000 -    5/01/94

Jeannie Cannon                    #8       -          25,000 -    5/01/94

Luanne Holden                     #9       -          25,000 -    5/01/94

Chris Holden                      #10      -          25,000 -    5/01/94

Debbie W. Prim                    #11      -          25,000 -    5/01/94
Trustee for
Sarkanda U. Westmoreland

Debbie W. Prim                    #12      -          25,000 -    5/01/94
Trustee for
Anthony G. Westmoreland

Veronica Champney                 #13      -         100,000 -    5/01/94

Jennifer R. Filipowski            #14      -          25,000 -    5/01/94

Andrew J Filipowski               #15      -          25,000 -    5/01/94
Trustee for
Andrew E. Filipowski

Veronica Champney                 #16      -          25,000 -    5/01/94
Trustee for
Alexandria Filipowski

                                  EXHIBIT 5.5
                                 (Page 2 of 2)


Veronica Champney           #17      -           25,000 -      5/01/94
Trustee for
James Meadows

Angell Family               #18      -        1,600,000 -      5/01/94
Limited Partnership

Dr Thomas Austin            #19      -          200,000 -      5/01/94
                                             ----------
                                  TOTAL      20,060,000


                            BLUE RHINO CORPORATION
                       Restricted Class A Common Stock

Shareholder              Certificate/Number of Shares/Date Issued
-----------              ----------------------------------------

Billy D. Prim               #1       -          500,000 -     11/01/94

Jeremiah Callahan           #2       -          750,000 -     11/01/94

Craig Erbland               #3       -          500,000 -     11/01/94

S. H. Fogleman, III         #4       -          200,000 -     11/01/94

Jim Mizelle                 #5       -          100,000 -     11/01/94

Doug Mele                   #6       -           75,000 -     11/01/94

Steve Rash                  #7       -           50,000 -     11/01/94

Baxter J. Kiger             #8       -           25,000 -     11/01/94
                                              ---------
                                  TOTAL       2,200,000


B. All of the above common Shares were issued at a purchase price of $0.001 per share.

C. There are no declared but unpaid dividends or undeclared dividend arrearage on the above Common Stock.

                            Blue Rhino Corporation
                            ----------------------
                    Series A Securities Purchase Agreement
                    --------------------------------------
                    Schedule 5.10 - Undisclosed Liabilities
                    ---------------------------------------


None

                            Blue Rhino Corporation
                    Series A Securities Purchase Agreement

                    Schedule 5.12 - Contracts, Leases. Etc.
                    ---------------------------------------

1. Oral Ground Lease for Boonville Distribution Facility from Prim family with rent of $1,500 per month.

2. Oral Lease for 30,000 gallon propane tank located at Boonville Distribution Facility from American Oil & Gas which is an Affiliate. Proposed rent is $500 per month

3. Negotiations are in process for the lease of real estate in California for a distribution facility.

4. Negotiations are in process for the lease of real estate in Florida for a distribution facility.

                            Blue Rhino Corporation
                            ----------------------
                    Series A Securities Purchase Agreement
                    --------------------------------------
                       Schedule 5.13 - Employee Benefits
                       ---------------------------------


1. Platinum 401(k) Retirement Plan

2. The Platinum Plan (a self-funded welfare benefit plan)

3. Platinum Life Insurance Plan for Salaried Employees

4. Platinum Life Insurance Plan for Hourly Employees

5. Platinum Long-term Disability Plan for Salaried Employees

6. Paid Vacation

7. Holiday Pay

                             Blue Rhino Corporation
                             ----------------------
                     Series A Securities Purchase Agreement
                     --------------------------------------
                       Schedule 5.14 - Employee Salaries
                       ---------------------------------

Billy D. Prim, Chairman, Chief Executive Officer                      125,000*
Andrew J. Filipowski, Vice Chairman                                   125,000*
Jeremiah M. Callahan - President, Chief Operating Officer             150,000
Craig A. Erbland - Vice President of Sales                            110,000
S.H. Fogleman, III - Chief Financial Officer, Secretary, Treasurer    100,000*
All others with annual salaries exceeding $50,000                    $210,000

* - Paid through Platinum Service Corporation

                             Blue Rhino Corporation
                     Series A Securities Purchase Agreement

             Schedule 5.15 - Personnel Contracts, Agreements, Etc.
             -----------------------------------------------------

1. Executive Employment Agreement dated April 22, 1994 between Blue Rhino Corporation and Craig A. Erbland.

2.  Marketing Agreement with Marshall Associates, Inc.

                                 Schedule 5.16

                          Arrangements with Affiliates

Management Agreement. Management Agreement between Blue Rhino Corporation and Platinum Service Corporation, in draft form and not yet finalized, covering primarily human resources, risk management, employee benefits, accounting and finance which services shall be provided at cost and in no event will exceed the charges for such services from an independent third party. Such Management Agreement will be subject to approval by the Board and at least two (2) Series A Preferred Directors.

Management Bonus Compensation Plan. Management Bonus Compensation Plan as set forth in October 7, 1994 Term Sheet from Platinum Venture which provides in pertinent part that:

The Purchasers desire to provide additional cash incentives to management to meet and exceed operating plans. Accordingly, an additional cash bonus incentive pool for management will be established equal to 10% of pre-tax profits, payable to the extent that pre-tax profits after the bonus pool exceed the annual agreed upon operating plan. For example, if the approved operating plan forecasts pre-tax profit of $1.0 million, the first $110,000 of pre-tax profit over the $1,000,000 threshold will be payable as a bonus and thereafter the bonus pool will increase pro rate 1:10 for every additional $10 of pre-tax income.

This profit sharing arrangement will be reviewed annually by the Board and will be subject to approval by two (2) Series A Preferred Directors.

Oral Leases. Oral Leases for Boonville Distribution Facility and storage tank set forth on Schedule 5.12.

                             Blue Rhino Corporation
                             ----------------------
                     Series A Securities Purchase Aqreement
                     --------------------------------------
                           Schedule 5.1 8 - Insurance
                           --------------------------

Type                    Insurer                   Policy #       Expiration Date
----                    -------                   -------        ---------------
General Liability       Federated                 2031615        10/01/94
Automobile Liability    Federated                 2031615        10/01/94
Excess Liability        Federated                 2031616        10/01/94
Worker's Compensation   Federated                 2031617        10/01/94

General Liability       U.S. Fire Ins. Co         541-006557-3   07/31/95
Automobile Liability    U.S. Fire Ins. Co         138-007052-1   07/31/95
Excess Liability        U.S. Fire Ins. Co         553-0176801    07/31/95
Worker's Compensation   U.S. Fire Ins. Co         406-006282-8   07/31/95

                             Blue Rhino Corporation
                     Series A Securities Purchase Agreement

                      Schedule 5.22 - Proprietary Rights
                      ----------------------------------




1. Application for federal trademark registration for the name Blue Rhino and the logo of the blue rhino animal character.

                             Blue Rhino Corporation
                     Series A Securities Purchase Agreement

               Schedule 5.24 - Permits, Licenses and Approvals
               -----------------------------------------------

l.   North Carolina, Forsyth County and Yadkin County privilege licenses.

2.   Qualification in states other than Delaware - see Schedule 5.1.

3. Approval for Distribution Facility in Polk County, Texas by Railway Commissioner of Texas, Liquified Petroleum Gas Division, dated November 17, 1994.

4. Application for Air Quality Permit for Distribution Facility located in Boonville, North Carolina - in process.

5.   Liquified Petroleum Gas License for Florida dated August 2, 1994.

6. Conditional Use Permit for Distribution Facility in Montclair, California dated November 15, 1994.

7. Each retail cylinder exchange location is required to have local city or county approval. These approvals are in various stages of completion and will require continuous processing.

                             Blue Rhino Corporation
                     Series A Securities Purchase Agreement

                            Schedule 7.08(p) Liens
                            -----------------------

   1.   Security interest under finance leases on the following:

             Trailers           -     4
             Truck              -     1
             Tractors           -     4
             Pick-ups           -     3
             Flat Trailers      -     3
             Box Trailers       -     2

                                   Exhibit A

                         CERTIFICATE OF INCORPORATION
                                      OF
                            BLUE RHINO CORPORATION

     FIRST: The name of the Corporation is Blue Rhino Corporation (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares which the Corporation shall have authority to issue is 85,000,000 which are divided into two classes as follows:

          (a) 25,000,000 shares of Series A Convertible Participating Preferred Stock, $0.001 par value per share (the "Series A Preferred" and shares of Series A Preferred the "Series A Preferred Shares"); and

          (b) 60,000,000 shares of common stock of the Corporation, $0.001 par value per share (the "Common Stock").

        The powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

PART A. TERMS APPLICABLE TO SERIES A PREFERRED

     Section 1. Liquidation.

     1.1 Preference.

          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred will be entitled to be paid, before any distribution or payment is made upon any Common Stock, an amount in cash equal to the aggregate Liquidation Value of all shares of Series A Preferred outstanding. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets available for distribution to the shareholders of the Corporation (the "Distributable Funds") shall be insufficient to permit the payment to the holders of Series A Preferred Shares of the aforesaid full preferential amount, then the Distributable Funds shall be distributed to the holders of Series A Preferred Shares, ratably in proportion to the number of Series A Preferred Shares held by each such holder on the date of liquidation, dissolution or winding up of the Corporation.

          (b) After the payment or the setting aside for such payment of the preferential amounts payable pursuant to the preceding paragraph, the holders of the Series A

     Preferred Shares shall be entitled to receive a ratable portion of all of the remaining assets of the Corporation (together with the holders of the Common Stock), if any, based upon the number (including any fraction) of shares of Common Stock into which the Series A Preferred Shares then held by such holders are then convertible.

          (c) The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred.

     1.2 Other Liquidation Events. A Change of Control, Change in Ownership (as hereinafter defined), Fundamental Change (as hereinafter defined) or other reorganization in which the stockholders of the Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction shall be deemed to be a liquidation for purposes of Section 1.l above, unless the holders of a majority of the Series A Preferred Shares outstanding elect by written notice to the Corporation that such Change in Control, Change of Ownership, Fundamental Change or other reorganization shall not be deemed a liquidation. The term "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the holders of Common Stock and Series A Preferred Shares as of the date of the Securities Purchase Agreement) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board. The term "Fundamental Change" means (a) a sale or transfer of all or substantially all of the assets of the Corporation, or of the Corporation and its Subsidiaries on a consolidated basis, in any transaction or series of transactions, and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving Corporation and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to the merger shall own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board after such merger.

     Nothing contained in this Section 1.2 shall be deemed to prevent any holder of Series A Preferred Shares from (i) exercising such holder's right of conversion pursuant to Section 4.1 hereof, with respect to any share of Series A Preferred at any time prior to the liquidation, including following the giving of any notice of such liquidation, or (ii) as a holder of Series A Preferred Shares, participating in, or being a party to, the reorganization or the transaction in which a Change in Control, Change of Ownership, Fundamental Change or other reorganization shall occur, as described in this Section 1.2.

     Section 2. Dividends.

     2.1 General Obligation. When and as declared by the Board and to the extent legally permissible, the Corporation will pay preferential dividends as provided in this Section 2 to the holders of the Series A Preferred. Except as otherwise provided herein, dividends on each Series A Preferred Share will accumulate cumulatively on a daily basis at the rate of 8% per annum of the Liquidation Value thereof, from and including the date of issuance of such Series A Preferred Share. Such dividends will accumulate whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Series A Preferred Share will be deemed to be its "date of issuance" regardless of the number of times transfer of such Series A Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series A Preferred Share.

     2.2 Distribution of Partial Dividend Payments. If at any time the Corporation declares less than the total amount of dividends then accumulated with respect to the Series A Preferred, such dividends will be payable to the holders of the Series A Preferred, ratably in proportion to the number of Series A Preferred Shares held by each such holder on the date such dividends were declared.

     2.3 Dividends With Respect to Common Stock. If at any time the Corporation pays any dividends or makes any other distributions with respect to the Common Stock, the Corporation shall pay at such time to each holder of Series A Preferred the dividends or other distributions which such holder would have been entitled to receive had such holder converted all of his, her or its Series A Preferred Shares into Common Stock on the date as of which the holders of Common Stock of record entitled to such dividends or other distributions were determined.

     Section 3. Voting Rights. The Series A Preferred shall have those voting rights set forth for the Series A Preferred in Part C below.

     Section 4.   Conversion

     4.1   Conversion Procedure.

          (a) At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred Shares (including any fraction of a share) held by such holder into the number of shares of Common Stock computed by (i) multiplying the number of Series A Preferred Shares to be converted by $0.347037 and (ii) dividing the resulting product by the Conversion Price then in effect.

          (b) Each conversion of Series A Preferred Shares will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Shares to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred Shares as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (c) As soon as possible after a conversion has been effected (but in any event within 10 business days in the case of Section 4.1(c)(i) below), the Corporation will deliver to the converting holder:

          (i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

          (ii) payment in an amount equal to the amount payable under Section 4.1(f) below with respect to such conversion; and

          (iii) a certificate representing any Series A Preferred Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

     (d) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Shares will be made without charge to the holders of such Series A Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Series A Preferred Share, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

     (e) The Corporation will not close its books against the transfer of Series A Preferred Shares or shares of Common Stock issued or issuable upon conversion of Series A Preferred Shares in any manner which interferes with the timely conversion of Series A Preferred Shares.

     (f) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 4.l(f), be deliverable upon any conversion of the Series A Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, may pay an amount to the holder thereof equal to the fair market value (as determined by the Board) of such fractional interest as of the date of conversion.

      4.2   Conversion Price.

          (a) Initial Conversion Price. The initial Conversion Price will be determined by the following formula:

               $8,000,000 - .067/.933 (PI)
               --------------------------
               $20,060,000(1 + .067/.933)

               Where

               PI = The total dollar amount invested in Series A Preferred
                    Shares pursuant to the Securities Purchase Agreement.

               By way of illustration, in the event PI equals $7,500,000 the initial Conversion Price will be approximately $0.347.

     In order to prevent dilution of the conversion rights granted to holders of Series A Preferred hereunder, the Conversion Price will be subject to adjustment from time to time pursuant to this Section 4.2 and Sections 4.4 and 4.5 below. For purposes of this Section 4.2, the Corporation shall be deemed to have issued or sold Common Stock as set forth in Section 4.3 below.

          (b) Adjustment for Dilutive Events. If and whenever on or after the original date of issuance of the Series A Preferred the Corporation issues or sells, or in accordance with Section 4.3 below is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Conversion Price (the "Diluted Share Price") in effect immediately prior to the time of such issue or sale (a "Dilutive Event"), then forthwith upon the occurrence of any such Dilutive Event the Conversion Price will be reduced so that the Conversion Price in effect immediately following the Dilutive Event will equal the Diluted Share Price. Notwithstanding the foregoing, the issuance by the Corporation of up to 2,000,000 shares of Common Stock, or securities convertible into or options to acquire up to 2,000,000 shares of Common Stock, issued pursuant to stock option plans or grants to officers or employees approved by the Board or the issuance of Common Stock pursuant to the Warrants issued pursuant to the Securities Purchase Agreement shall not constitute a Dilutive Event. As used in this Section 4.2(b) and in Section 4.3 below, the term "Common Stock" shall include Common Stock Equivalents. Notwithstanding anything contained herein to the contrary, the Conversion Price of Series A Preferred held by a particular holder shall not be adjusted pursuant to this Section 4 in connection with a particular Dilutive Event, or any subsequent Dilutive Event, if such holder of Series A Preferred fails to purchase, after being offered by the Corporation the opportunity to purchase, a percentage of the securities, rights or options, or any combination thereof, the sale of which constitute the Dilutive Event, which is equal to or greater than 75% of the percentage ownership of the Corporation's Common Stock on a fully diluted basis held by such holder immediately prior to such Dilutive Event. Series A Preferred which is no longer subject to adjustment as a result of the preceding sentence shall remain subject to such limitation regardless of any subsequent transfers, and at each time that any Series A Preferred so loses its rights to such adjustment, all shares of Series A Preferred which have lost their right to such adjustment as of such time shall be automatically classified into (and the outstanding certificates representing such Series A Preferred will automatically be deemed to represent) new sub-series A-1, A-2, A-3, etc., consecutively, beginning with A-1. The holders of shares of each such sub-series shall promptly deliver the certificate(s) representing such stock to the Corporation upon the Corporation's request, for exchange or notation to reflect such sub-series. If any such certificates are not delivered to the Corporation, the Corporation shall make appropriate notations on its stock records, which may include stop transfer instructions, and may place in escrow, pending receipt of such certificates, all dividend payments or other distributions owing with respect to the shares represented by such certificates.

     4.3 Issuance and Sale of Common Stock. For purposes of determining the adjusted Conversion Price pursuant to Section 4.2(b) above the following events shall be deemed to be an issuance and sale of Common Stock by the Corporation:

          (a) Issuance of Rights or Options. If (i) the Corporation in any manner grants any rights or options to subscribe for or to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (such rights or options referred to herein as "Options" and such convertible or exchangeable stock or securities referred to herein as "Convertible Securities") and (ii) the Price Per Share of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options then the shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Corporation for such Price Per Share. For the purposes of this Section 4.3(a), the "Price Per Share" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (b) Issuance of Convertible Securities. If (i) the Corporation in any manner issues or sells any Convertible Securities and (ii) the Price Per Share of shares of Common Stock issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale then the shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Corporation for such Price Per Share. For the purposes of this Section 4.3(b), the "Price Per Share" will be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments to the Conversion Price had been or are to be made pursuant to Section 4.3(a) above, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

          (c) Change in Option Price or Conversion Rate. If at any time there is a change in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible

     Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect had those Options or Convertible Securities still outstanding at the time of such change provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series A Preferred.

          (d) Calculation of Consideration Received. If any shares of Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Share, as the case may be, will be deemed to be the net amount received or to be received, respectively, by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation or the non-cash portion of the Price Per Share, as the case may be, will be the fair value of such consideration received or to be received, respectively, by the Corporation; except where such consideration consists of securities, in which case the amount of consideration received or to be received, respectively, by the Corporation will be the Market Price thereof as of the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding Series A Preferred Shares. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Series A Preferred Shares.

          (e) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

          (f) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     4.4 Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

     4.5 Organic Change. Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the shares of Series A Preferred then outstanding) to insure that each of the holders of Series A Preferred Shares with respect to all or any of the shares of Series A Preferred held thereby will thereafter have the right to acquire and receive (in addition to the liquidation, redemption and other relative rights and preferences of the Series A Preferred Shares), in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his, her or its Series A Preferred Shares immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the shares of Series A Preferred then outstanding) to insure that the provisions of this Section 4.5 will thereafter be applicable to the Series A Preferred (including, an immediate adjustment of the Series A Preferred Conversion Price to the value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of shares of Series A Preferred, if the value so reflected is less than the Series A Preferred Conversion Price in effect immediately prior to such Organic Change). The Corporation will not effect any such Organic Change, unless prior to the consummation thereof, the successor Corporation resulting from such Organic Change assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the shares of Series A Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     All other terms of the Series A Preferred shall remain in full force and effect following such an Organic Change. The provisions of this Section 4.5 shall similarly apply to successive Organic Changes.

     4.6   Notices.

          (a) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred specifying the Conversion Price in effect thereafter with respect to the particular holder.

          (b) The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any Organic Change, Change in Control, Change of Ownership, Fundamental Change, other reorganization, dissolution or liquidation. The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change, Change in Control, Change of Ownership, Fundamental Change, other reorganization, dissolution or liquidation shall occur.

     4.7   Mandatory Conversion.

          (a) If the Corporation shall effect a firm commitment underwritten Public Offering of shares of its Common Stock in which (a) the aggregate price paid by the public for the shares will be at least $15 million and
     (b) the price per share paid by the public for such shares will be at least four times the Conversion Price then in effect ("Qualified Public Offering") then the Corporation shall require the conversion of, and the holders shall convert, all of the outstanding Series A Preferred Shares into shares of Common Stock and upon such conversion each holder of Series A Preferred Shares shall also receive from the Corporation in respect to each share of Series A Preferred so converted, at such holder's election, either (i) a cash amount equal to the Liquidation Value, or (ii) an additional number of shares of registered Common Stock equal to the number obtained by dividing the Liquidation Value by the price per share received by the Corporation in such Qualified Public Offering, all without any further action by the holders of such Series A Preferred Shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series A Preferred at least seven but not more than 20 days prior to such closing.

          (b) If (i) the Corporation shall effect a firm commitment underwritten Public Offering of shares of its Common Stock which is not a Qualified Public Offering (a "Non-Qualified Public Offering") and (ii) the holders of at least 66 2/3% of the Series A Preferred Shares outstanding at such time shall approve such Non-Qualified Public Offering then the Corporation shall require the conversion of, and the holders shall convert, all of the outstanding Series A Preferred Shares into shares of Common Stock and upon such conversion each holder of Series A Preferred Shares shall also receive from the Corporation in respect to each share of Series A Preferred so converted, at such holder's election, either (i) a cash amount equal to the Liquidation Value, or (ii) an additional number of shares of registered Common Stock equal to the number obtained by dividing the Liquidation Value by the price per share received by the Corporation in such Non-Qualified Public Offering, all without any further action by the holders of such Series A Preferred Shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Non-Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series A Preferred at least seven but not more than 20 days prior to such closing.

     4.8 Certain Events. If any event similar to or of the type contemplated by the provisions of this Section 4, but not expressly provided for by such provisions, occurs, then the Board will make an appropriate and equitable adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 4 or decrease the number of shares of Common Stock issuable upon conversion of each Series A Preferred Share.

     Section 5.  Redemptions.

     5.1   Scheduled and Optional Redemptions.

          (a) The Corporation shall offer to redeem a number of Series A Preferred Shares equal to 25% of the Series A Preferred Shares outstanding as of October 31, 2000 on each of October 31, 2000, April 30, 2001 and October 31, 2001 (each such date a "Scheduled Redemption Date") at a price per share equal to the Series A Liquidation Value. The Corporation shall offer to redeem all of the Series A Preferred Shares remaining outstanding on April 30, 2002 (the "Final Redemption Date"), at a price per share equal to the Series A Liquidation Value.

          (b) Any holder of outstanding Series A Preferred Shares outstanding after the Final Redemption Date may elect to require the Corporation to redeem any or all of such outstanding Series A Preferred Shares at a price per share equal to the Series A Liquidation Value by giving written notice to the Corporation of such election (an "Optional Redemption Notice"). Within five days of receipt of such Optional Redemption Notice, the Corporation shall give written notice of such election to all other holders of Series A Preferred Shares, and such other holders may elect to require the Corporation to redeem all or any portion of their Series A Preferred Shares by giving written notice of such election to the Corporation within 30 days of receipt of the Corporation's notice. Upon receipt of such elections, the Corporation shall be obligated to redeem from such holders, at a price per share equal to the Series A Liquidation Value, all shares of Series A Preferred with respect to which redemption elections have been received within 60 days of receipt of the Optional Redemption Notice (the "Optional Redemption Date").

          (c) In the event that any Series A Preferred Shares scheduled to be redeemed in a redemption under Section 5.1 are not redeemed ("Unredeemed Shares"), the Corporation shall give written notice to each holder of Series A Preferred Shares who redeemed shares in such redemption ("Redeeming Shareholders") that such Redeeming Shareholder may elect to have redeemed his, her or its ratable portion of such Unredeemed Shares based on the number of Series A Preferred Shares held by all such Redeeming Shareholders at a price per share equal to the Series A Liquidation Value by giving written notice to the Corporation of such election (an "Additional Redemption Notice"). Upon receipt of such Additional Redemption Notice, the Corporation shall be obligated to redeem from such Redeeming Shareholders, at a price per share equal to the

     Series A Liquidation Value, all shares of Series A Preferred (but not more than the Unredeemed Shares) with respect to which redemption elections have been received within 60 days of receipt of the Additional Redemption Notice (the "Additional Redemption Date").

          (d) Nothing contained in this Section 5 shall be deemed to prevent any holder of Series A Preferred Shares from (i) exercising such holder's right of conversion pursuant to Section 4.1 hereof with respect to any share of Series A Preferred or (ii) electing by written notice to the Corporation to retain the Series A Preferred Shares held by such holder, at any time prior to the redemption of shares of Series A Preferred, including following the giving of any notice of such redemption.

     5.2 Redemption Payment. For each Series A Preferred Share that is to be redeemed, the Corporation shall be obligated on the Scheduled Redemption Date, the Final Redemption Date, the Optional Redemption Date or the Additional Redemption Date, as the case may be (each a "Redemption Date"), to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series A Preferred Share) an amount in immediately available funds equal to the Series A Liquidation Value of such Series A Preferred Share. If the funds of the Corporation legally available for redemption of Series A Preferred on any Redemption Date are insufficient to redeem the total number of Series A Preferred Shares to be redeemed on such date, those funds which are legally available shall be used first, to pay any and all accumulated and unpaid dividends on the Series A Preferred Shares to be redeemed, and thereafter, to redeem the Series A Preferred to be redeemed on such Redemption Date, paid to the holders of the Series A Preferred ratably in proportion to the number of Series A Preferred Shares held by each such holder on such Redemption Date. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Preferred Shares, such funds shall immediately be used to redeem the balance of the Series A Preferred Shares which the Corporation had become obligated to redeem but had not redeemed, paid to the holders of the Series A Preferred ratably in proportion to the number of Series A Preferred Shares held by each such holder on the date such funds become legally available. In case fewer than the total number of Series A Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Preferred Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Series A Preferred Shares.

     5.3 Determination of Each Holder's Series A Preferred Shares to be Redeemed. The number of Series A Preferred Shares to be redeemed from each holder thereof in redemptions under Section 5.1 shall be the number of Series A Preferred Shares equal to (i) the total number of Series A Preferred Shares to be redeemed from all holders of Series A Preferred in such redemption, times
(ii) the quotient derived by dividing the total number of Series A Preferred Shares then held by such holder by the total number of Series A Preferred Shares then outstanding.

     5.4 No Rights After Redemption. No Series A Preferred Share which has been redeemed is entitled to any dividends declared after the date on which the Series A Liquidation Value of such Series A Preferred Share is paid to the holder thereof. On such date all rights of the holder of such Series A Preferred Share shall cease, and such Series A Preferred Share shall no longer be deemed to be outstanding.

     5.5 Redeemed or Otherwise Acquired Shares. No share or shares of Series A Preferred acquired by the Corporation by reason of redemption, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     5.6   Events of Noncompliance.

          (a) An Event of Noncompliance shall be deemed to have occurred:

               (i) If the Corporation fails to pay dividends that have been declared by the Board on the Series A Preferred (and such failure continues for a period of 30 days);

               (ii) If the Corporation fails to make any redemption payment with respect to the Series A Preferred that it is obligated to make hereunder;

               (iii) If the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement contained herein or in the Securities Purchase Agreement or the Related Agreements (as defined in the Securities Purchase Agreement) and such failure to perform or observe a covenant or agreement is not cured within 20 days after the Corporation receives notice of the occurrence thereof;

               (iv) If any representation, warranty or information contained in the Securities Purchase Agreement or required to be furnished to any holder of the Series A Preferred pursuant to the Securities Purchase Agreement, or any writing furnished by the Corporation to any holder of the Series A Preferred, is false or misleading in any material respect on the date made or furnished;

               (v) If the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the United States Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary, or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (x) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days;

               (vi) If any money judgment, writ or warrant of attachment, or similar process involving an amount in any individual case in excess of $50,000 or an amount in the aggregate in excess of $200,000 is entered or filed against the Corporation or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days; or

               (vii) If the Corporation or any Subsidiary defaults in the performance of any obligation or obligations if the effect of such default is to cause an amount having an individual principal amount in excess of $100,000 or having an aggregate principal amount in excess of $200,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation or obligations to cause an amount having an individual principal amount in excess of $100,000 or having an aggregate principal amount in excess of $200,000 to become due prior to its stated maturity.

          (b) If an Event of Noncompliance of the type described in Section 5.6(a)(v) above shall have occurred, the Corporation shall become obligated to immediately redeem all of the Series A Preferred Shares outstanding at a price per share equal to the Series A Liquidation Value, without any demand or other action on the part of the holders thereof.

          (c) If any Event of Noncompliance shall have occurred, the holders of a majority of the Series A Preferred Shares then outstanding may demand by written notice delivered to the Corporation immediate redemption of all or any portion of the Series A Preferred Shares owned by such holder or holders at a price per share equal to Series A Liquidation Value. The Corporation shall give prompt written notice of any such election to the other holders of Series A Preferred (but in any event within five days after the receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Preferred Shares by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. If any holder or holders of the Series A Preferred demands immediate redemption of all or any portion of such holder's Series A Preferred Shares pursuant to the terms of this Section 5.6(c), the Corporation shall pay to such holder or holders the aggregate Series A Liquidation Value of the Series A Preferred Shares requested to be redeemed by such holder or holders within 10 days after receipt of the initial demand for redemption; provided that if at any time after the requisite number of holders of Series A Preferred Shares shall have demanded immediate redemption pursuant to this Section 5.6(c), the Corporation shall pay all accumulated and unpaid dividends on the Series A Preferred Shares and make all redemption payments (if any) with respect to the Series A Preferred Shares which it shall have been obligated to make otherwise than pursuant to this Section 5.6(c), and all Events of Noncompliance (other than nonpayment of dividends and failure to make any redemption payment due and payable solely by virtue of this Section 5.6(c)) shall be remedied or waived by such holders, then, and in every such case, such holders may, by written notice to the Corporation, rescind and annul such demand for immediate redemption and its consequences.

     5.7 Pro Rata Redemptions. The Corporation shall not, and shall not permit any Subsidiary of the Corporation to, purchase or acquire any shares of Series A Preferred other than pursuant to the terms of this Section or pursuant to an offer made on the equivalent terms to all holders of Series A Preferred Shares at the time outstanding.

     Section 6. Purchase Rights. If at any time the Corporation grants, issues or sells any equity securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock ("Purchase Rights"), then each holder of Series A Preferred will be entitled to such Purchase Rights, ratably in proportion to the number of shares of Common Stock each such holder would have held if each had converted all Series A Preferred Shares held by it into Common Stock on the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights.

     Section 7.  Miscellaneous.

     7.1 Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Series A Preferred Shares. Upon the surrender of any certificate representing Series A Preferred Shares at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series A Preferred Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Series A Preferred Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Series A Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Shares represented by the surrendered certificate.

     7.2 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series A Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Series A Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     7.3 Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of this Article IV without the prior written consent of the holders of at least 66 2/3% of the Series A Preferred Shares outstanding at the time such action is taken; provided that no action will discriminate against any holder of Series A Preferred other than as a result of a difference in the number of Series A Preferred Shares held by such holders.

     7.4 Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given on the third day after mailing (a) to the Corporation, at its principal executive offices and (b) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by such holder).

PART B. TERMS APPLICABLE TO COMMON STOCK

     Section 1. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and after the payment of any preferential amounts to be distributed to the holders of Series A Preferred, the remaining Distributable Funds shall be distributed to the holders of Common Stock and to the holders of the Series A Preferred, ratably in proportion to the number of shares of Common Stock that each such holder holds, or would hold if each holder of the Series A Preferred had converted all of the Series A Preferred Shares held by it into Common Stock on the date of liquidation, dissolution or winding up of the Corporation.

     Section 2. Dividends. Whenever preferential dividends upon the Series A Preferred, to the extent such stock may be entitled thereto, shall have been paid or declared and set apart for payment, and not otherwise, the Board may declare a dividend or distribution upon the Common Stock. Subject to the right of the holders of the Series A Preferred to participate in such dividend or distribution, dividends or distributions so declared by the Board shall be paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by each such holder on the date as of which the holders of Common Stock of record entitled to receive such dividends or distribution were determined.

     Section 3. Voting Rights. The Common Stock shall have those voting rights set forth for the Common Stock in Part C below.

PART C. VOTING RIGHTS

     Section 1. In General. Except as otherwise provided by the General Corporation Law of the State of Delaware or by this Certificate of Incorporation or any amendments thereto, on all matters submitted to a vote of the shareholders of the Corporation, the Common Stock and Series A Preferred shall vote together as a single class. For purposes of this Section 1, each holder of Series A Preferred shall have the number of votes equal to the number of shares of Common Stock which such holder would have been entitled to receive had such holder converted all of his, her or its Series A Preferred Shares into Common Stock on the date as of which the holders of Common Stock of record entitled to vote were determined (assuming for this purpose only that Series A Preferred Shares are convertible into fractional shares) and each holder of

Common Stock shall have one vote per share of Common Stock held by such holder on the date as of which the holders of Common Stock of record entitled to vote were determined.

     Section 2.  Series A Preferred Directors.

     2.1 Number of Series A Preferred Directors. The Board of Directors of the Corporation shall include four directors designated as "Series A Preferred Directors," who shall be nominated and elected in accordance with the provisions of this Section 2.

     2.2   Series A Preferred Directors.

          (a) The Series A Preferred Directors shall be nominated by the holders of a majority of the issued and outstanding Series A Preferred Shares entitled to vote thereon, voting as a separate class. Once nominated, the Series A Preferred Directors shall be elected to the Board by the holders of a majority of the issued and outstanding Series A Preferred Shares entitled to vote thereon, voting as a separate class, at any annual meeting of the shareholders or special meeting of the shareholders called for that purpose or by written consent in lieu of a meeting.

          (b) The Series A Preferred Directors may be removed with or without cause at any time by the holders of a majority of the issued and outstanding Series A Preferred Shares entitled to vote thereon, voting as a separate class.

          (c) Vacancies of Series A Preferred Directors shall be filled in the same manner as set forth for the election of Series A Preferred Directors in Section 2.2 (a) above.

          (d) Each Series A Preferred Director shall be entitled to cast one (1) vote on each matter submitted to the Board for a vote, unless an Event of Noncompliance shall have occurred, in which case each Series A Preferred Director shall be entitled to cast three (3) votes on each matter submitted to the Board. The special voting rights granted to Series A Preferred Directors in this Section 2.2(d) shall continue for one year from the date the Event of Noncompliance giving rise to such "super" voting rights ceases to exist, but automatically will apply again if an additional Event of Noncompliance occurs.

     2.3 Quorum, Required Vote and Adjournment. At all meetings of the Board, directors entitled to cast a majority of the votes of the entire Board shall constitute a quorum for the transaction of business and the act of directors entitled to cast a majority of the votes present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by the General Corporation Law of the State of Delaware or by this Certificate of Incorporation or any amendments thereto. Notwithstanding the foregoing, a quorum shall not be present for the transaction of business of the Board unless at least one Series A Preferred Director shall be present at a meeting of the Board. If a quorum shall not be present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3. Special Matters. The affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation entitled to vote thereon shall be required to approve: (a) any amendment to this Certificate of Incorporation; and (b) any merger, consolidation or share exchange; provided that where, pursuant to the General Corporation Law of the State of Delaware, the holders of the outstanding shares of any class shall be entitled to vote as a class in respect of any such amendment or transaction, the proposed amendment or transaction shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares of each class of shares entitled to vote as a class in respect thereof and of the total outstanding shares entitled to vote. In addition, so long as any Series A Preferred Shares remain outstanding the Corporation shall not, without the affirmative vote or written consent by the holders of not less than 51% of the Series A Preferred Shares then outstanding:

          (a) Issuances. Authorize, issue, or enter into any agreement providing for the issuance (contingent or otherwise) of, (x) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (y) any equity securities (or any securities convertible into or exchangeable for any equity securities), except for Common Stock or options to acquire Common Stock representing no more than five percent (5%) of the fully diluted equity capital which may be issued by the Board only after the approval of at least two of the Series A Preferred Directors, as incentives to key employees, consultants and directors of the Corporation;

          (b) Mergers. Merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person;

          (c) Sale of Assets. Sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, assets in one or a series of related transactions that represent 10% or more of the Corporation's assets or income, or are valued at $1,000,000, whichever is less;

          (d) Liquidations. Liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

          (e) Charter Amendments. Make any amendment to the Corporation's certificate of incorporation or by-laws, including without limitation, an amendment altering, changing or otherwise amending the preferences or rights of the Series A Preferred Shares or increasing or decreasing the number of directors constituting the Board, or file any resolution of the Board with the Secretary of State of Delaware.

PART D. DEFINITIONS IN THIS CERTIFICATE OF INCORPORATION

     "Board" means the Corporation's Board of Directors.

     "Change of Control" means any transaction, circumstance or event that shall cause or result in Billy Prim and Andrew Filipowski either (a) owning, directly or indirectly, beneficial or record ownership of shares of the Corporation's capital stock or securities having less than

20% of the issued and outstanding shares of the Corporation entitled to vote on matters submitted to the Corporation's shareholders, or (b) resigning or being removed or otherwise not serving as a member of the Board.

     "Common Stock Equivalent" means, collectively, any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation or similar equity like participation rights or phantom stock interests.

     "Liquidation Value" of any share of Series A Preferred as of any particular date will be equal to $0.347037 (adjusted for any divisions, whether by stock split, stock dividend or otherwise, or combinations, whether by reverse stock split or otherwise, of the Series A Preferred Shares) plus accumulated but unpaid dividends on such share.

     "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on the primary exchange on which such security is listed at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. The "Market Price" of a note or other obligation which is not listed on a securities exchange or quoted in the NASDAQ System or reported by the National Quotation Bureau, Incorporated, the total consideration received by the Corporation (including interest) will be discounted at the prime rate of interest at the First National Bank of Chicago in effect at the time the note or obligation is deemed to have been issued. If at any other time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Preferred Shares. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the Series A Preferred Shares.

     "Organic Change" means any capital reorganization, reclassification, consolidation, merger, lease, or sale of all or substantially all of the Corporation's assets to another Person (other than a liquidation as determined under Section 1.1 above) which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that for purposes of Section
4.7 above a Public Offering will not include an offering made in connection with a business acquisition or an employee benefit plan.

     "Securities Purchase Agreement" means the Series A Securities Purchase Agreement, dated as of or about December 1, 1994, by and among the Corporation and Platinum Venture Partners I, L.P. and the Investors (as defined in the Securities Purchase Agreement), as such agreement may be amended from time to time in accordance with its terms.

     "Subsidiary" means any corporation, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board is, by action of the full Board, expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

     SIXTH: Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     SEVENTH: Each person who is or was a director or officer of the Corporation and each person who serves or served at the request of the Corporation as a director, officer or partner of another enterprise shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as the same now exists or may be hereafter amended. No amendment to or repeal of this ARTICLE SEVENTH shall apply to or have any effect on the rights of any individual referred to in this ARTICLE SEVENTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

     EIGHTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may be hereafter amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this ARTICLE EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     NINTH: Meetings of stockholders may be held within or outside of the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

     TENTH: The name and address of the incorporator is:

               Jody Rollenhagen
               Katten Muchin & Zavis
               525 W. Monroe Street, Suite 1600
               Chicago, Illinois 60661

     I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of November, 1994.



                                               ---------------------------------
                                               Jody Rollenhagen

                                   Exhibit B

                           NONCOMPETITION AGREEMENT
                           ------------------------

     This Noncompetition Agreement (the "Agreement") is made as of November 23, 1994, by and among the undersigned employee ("Employee") and Blue Rhino Corporation, a Delaware corporation (the "Company").

                                   RECITALS:
                                   --------

     WHEREAS, the Company is engaged in the business of distributing propane gas cylinders (the "Businesses").

     WHEREAS, Employee is an employee of and shareholder in the Company.

     WHEREAS, if Employee were to compete with Company great harm would come to the Company, destroying part of the goodwill associated with the Company;

     WHEREAS, to provide working capital for the development of its Business, the Company on the date hereof is entering into a Series A Securities Purchase Agreement (the "Securities Purchase Agreement") with the Purchasers for the sale to the Purchasers of Series A Preferred Shares and Warrants of the Company on the terms and subject to the conditions therein.

     WHEREAS, Pursuant to the Securities Purchase Agreement, the execution of this Agreement is a condition of the Closing of the Securities Purchase Agreement.

                                  AGREEMENTS
                                  ----------

     For and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt, adequacy and sufficiency of which hereby are acknowledged, the Company and Employee hereby agree as follows:

                                   ARTICLE I
                            Covenant Not to Compete
                            -----------------------

     1.1 Employee's Knowledge. Employee acknowledges and agrees that he has and will occupy a position of trust and confidence with the Company and in the course of his past employment and his engagement hereunder with the Company, has and will become familiar with the Company's trade secrets and other proprietary and confidential information concerning the Company. Employee acknowledges and agrees that his services are of a special, unique, and extraordinary value to the Company and that the Company would be irreparably damaged if Employee were to provide similar services to any person or entity in violation of the provisions of this Agreement.

     1.2 Non-Compete. Employee hereby agrees that, during the period beginning as of the date first above written, and ending when Employee ceases, for any reason, to be a consultant to, employee or director of the Company (the "Employment periods"), and thereafter, through the period ending on the second anniversary of the Employment Period (such later period together with the Employment Period being collectively, the "Restricted Period"), he shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner, or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in, or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation, or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages, or controls any venture or enterprise that directly or indirectly engages or proposes to engage in, the Business anywhere in the United States (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Employee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Employee is not involved in the business of said corporation and if Employee and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of two (2%) percent of the stock of such corporation. With respect to the Territory, Employee specifically acknowledges that the Company plans to expand the Business throughout the Territory.

     1.3  Non-Solicitation. Without limiting the generality of the provisions of
Section 1.2 hereof, Employee hereby agrees that, during the Restricted Period, he will not, directly or indirectly, solicit or participate as employee, agent, consultant, stockholder, director, partner, or in any other individual or representative capacity, in any business which solicits business from any person, firm, corporation, or other entity which was a client of the Company during the Restricted Period, or which was a "Hot Prospect" (as hereinafter defined), or from any successor in interest to any such person, firm, corporation or other entity for the purpose of securing business or contracts related to the Business; provided, however, that nothing contained herein shall be construed to prohibit or restrict Employee, if applicable, from soliciting business from any such parties on behalf of the Company in performance of his duties as an employee of the Company. The term "hot Prospect" shall mean those persons or entities to whom the Company shall have submitted a written presentation to provide services or products within six (6) months prior to the termination of the Employment Period.

     1.4 Interference with Relationships. During the Restricted Period, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner, or in any other individual or representative capacity: (i) except on behalf of the Company, employ or engage, recruit, or solicit for employment or engagement, any person who is or becomes employed or engaged by the Company during the Restricted Period, or otherwise seek to influence or alter any such person's relationship with the Company, or
(ii) solicit or encourage any client of the Company to terminate or otherwise alter his, her, or its relationship with the Company.

     1.5 Confidential Information. Employee agrees that during the Employment Period or at any time thereafter, he shall not disclose to any person not employed by the Company and not engaged to render services to the Company or otherwise use any Confidential Information obtained while in the employ of the Company, except on behalf of the Company in accordance with its policies or as such disclosure may be required by law or a court order. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company or its clients, including but not limited to information relating to: financial statements, client identities, potential clients, employees, information, analyses, or other proprietary information used by the Company in connection with the Business; provided, however, that Confidential Information shall not include any information which is in the public domain through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential, and proprietary to the Company.

     1.6 Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant (as defined) too lengthy or the Territory too extensive, the other provisions of this Section 1 shall nevertheless stand, the Restricted Period herein shall be deemed to be the longest period permissible by law under the circumstances, and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or Territory to permissible duration or size.

     1.7  Remedies.

          (a) Employee agrees that the recitals to this Agreement are true and are part of this Agreement. Further, Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Agreement, and Employee hereby acknowledges and agrees that such restrictions, rights and remedies are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of the Company, and do not confer upon the Company a benefit disproportionate tithe detriment to Employee.

          (b) Employee acknowledges and agrees that the covenants set forth in this Section 1 (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said Restrictive Covenants, and that in the event of Employee's actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

                                  ARTICLE II
                                 Miscellaneous
                                 -------------

     2.1 Notices. Any notices, consents, or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission (along with a copy sent by first-class mail) to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing.

     If to Company:      Blue Rhino Corporation
                         104 Cambridge Park
                         Winston-Salem, North Carolina 27104
                         Attention: Mr. Billy D. Prim

     If to Employee:     At the address set forth on the signature page hereto.

Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three (3) days after the date of mailing if sent by certified or registered mail, (y) one (1) day after date of delivery to the overnight courier if sent by overnight courier, or (z) the next succeeding business day after transmission by facsimile.

     2.2 Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

     2.3 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof; this Agreement supersedes any and other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof.

     2.4 Counterparts. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     2.5 Assignment. This Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     2.6 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

     2.7 Amendment and Waiver. Any provision of this Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on the Company or Employee only if such amendment or waiver is set forth in a writing executed by the Company and Employee. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

     2.8 Construction. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of North Carolina, without giving effect to provisions thereof regarding conflict of laws.

     2.9 WAIVER OF JURY TRIAL. EMPLOYEE AND THE COMPANY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY. EMPLOYEE AND THE COMPANY ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EMPLOYEE AND THE COMPANY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EMPLOYEE AND THE COMPANY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS, OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS, OR HIS, AS THE CASE MAY BE, JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     2.10 Employee Acknowledgment. Employee acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment

     2.11 Not Employment Agreement; Disclaimer. This Agreement is intended to protect the Company from competition and disclosure of Confidential Information and is not an "Employment Agreement." The Company has no express or implied contract with Employee concerning the terms and conditions of employment. Nothing in this Agreement shall alter or change Employee's "at will" employment relationship (meaning that either the Company or Employee may terminate the employment relationship at any time, with or without cause, and with or without notice) and the existence of this Agreement shall not be deemed a waiver of a right or defense with respect to such employment relationship.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                       BLUE RHINO CORPORATION:


                                       ----------------------------------
                                       Billy D. Prim
                                       Chief Executive Officer

                                       EMPLOYEE:

                                                                          (SEAL)
                                       ----------------------------------
                                       [Signature]

                             Print Name:
                                            ------------------------------------
                             Address:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                   Exhibit C


                      See Tab 2 for Registration Agreement

                                   Exhibit D


                     See Tab 3 for Shareholders' Agreement

                                   Exhibit E

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT OR UNLESS THE HOLDER OF THIS WARRANT DELIVERS TO BLUE RHINO CORPORATION AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO BLUE RHINO CORPORATION STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE ALSO BENEFITED BY AND SUBJECT TO A SERIES A SECURITIES PURCHASE AGREEMENT, A REGISTRATION RIGHTS AGREEMENT EACH DATED AS OF DECEMBER 1, 1994, AND EACH BY AND AMONG BLUE RHINO CORPORATION, A DELAWARE CORPORATION, PLATINUM VENTURE PARTNERS I, L.P., A DELAWARE LIMITED PARTNERSHIP, AND CERTAIN OTHER INVESTORS, AND A SHAREHOLDERS' AGREEMENT DATED THE SAME DATE, BY AND AMONG BLUE RHINO CORPORATION, A DELAWARE CORPORATION, THE INVESTORS AND THE MANAGEMENT STOCKHOLDERS, COPIES OF WHICH ARE ON FILE WITH THE CORPORATION.

                                             Dated: December 1, 1994

                                    WARRANT

     To Purchase ______ Shares of Common Stock (Subject to adjustment herein)

                        -------------------------------

                           Expiring December 1, 2004

    THIS IS TO CERTIFY THAT, for value received, _____________________, or registered assigns is entitled to purchase from Blue Rhino Corporation, a Delaware corporation (the "Corporation"), at any time and from time to time prior to 5:00 p.m., Chicago, Illinois time, on December 1, 1994, at the principal office of the Corporation which is currently 104 Cambridge Park, Winston-Salem, North Carolina 27104 (or such other address as the Corporation shall specify by notice to all Warrantholders), at the Exercise Price, the number of shares of Common Stock, $0.001 par value (the "Common Stock"), of the Corporation shown above, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

    This Warrant is one of the one or more warrants (the "Warrants"), of the same form and having substantially the same terms as this Warrant, which have been or will be issued pursuant to the Securities Purchase Agreement.

     Certain terms used in this Warrant are defined in Article VI.

                                      -1-
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                                   ARTICLE I

                             EXERCISE OF WARRANTS

     1.1   Method of Exercise and Payment.

          (a) Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver to the Corporation, at the principal office of the Corporation, (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased or converted into, as the case may be, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment to the Corporation of the amount equal to the product of the then applicable Exercise Price multiplied by the number of shares of Common Stock then being purchased pursuant to one of the payment methods permitted under Section l.l(b) below.

          (b) Method of Payment. Payment shall be made either (1) by cash, money order, certified or bank cashier's check, (2) by wire transfer, (3) by converting the Warrant, or any portion thereof, into Common Stock pursuant to Section 1.l(c) below ("Warrant Conversion") or (4) any combination of the foregoing at the option of the Holder.

          (c) Payment by Warrant Conversion. Subject to any limitations set forth in this Warrant, the Holder may exercise the purchase right represented by this Warrant with respect to a particular number of shares of Common Stock subject to this Warrant ("Converted Warrant Stock") and elect to pay for the Converted Warrant Stock through Warrant Conversion as defined in Section l.l(b), by specifying such election in the Subscription Notice. In such event, the Corporation shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Stock immediately prior to the exercise of the Warrant from (B) the aggregate Fair Market Value of the Converted Warrant Stock issuable upon exercise of this Warrant (or the specified portion hereof) on the Exercise Date, by (y) the Fair Market Value of one share of Common Stock on the Exercise Date. For purposes of this Section 1, "Fair Market Value" of a share of Common Stock as of a particular date shall mean:

               (i) If the Corporation's registration under the Securities Act, covering its initial underwritten public offering of stock had been declared effective by the Commission, then the fair market value of a share of Common Stock as of the last Business Day immediately prior to the Exercise Date.

               (ii) If such a registration statement has not been declared effective, or if it has been declared effective but the offering is not consummated in accordance

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

          with the terms of the underwriting agreement between the Corporation and its underwriters relating to such registration statement, then as determined in good faith by the Board upon review of the relevant factors; provided, however, that if the Exercise Date falls within one day prior to the effective date of such registration statement, the fair market value of a share of Common Stock will be deemed to be the public offering price per share provided for in such registration statement.

          (d) Mechanics. The Corporation shall, as promptly as practicable and in any event within three days after delivery of a Subscription Notice as described above, execute and deliver or cause to be executed and delivered, in accordance with such Subscription Notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Subscription Notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such Subscription Notice or, if such Subscription Notice shall not specify denominations, in denominations of 100 shares each, and shall be issued in the name of the Holder or such other name or names as shall be designated in such Subscription Notice. Such certificate or certificates shall be deemed to have been issued (and this Warrant or the portion thereof specified in the Subscription Notice shall be deemed to have been exercised), and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the date the aforementioned Subscription Notice is received by the Corporation, or delivery thereof is refused (the "Exercise Date"). If this Warrant shall have been exercised only in part, the Corporation shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase or convert the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Corporation shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Corporation for payment.

     1.2 Shares to Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes) and, if the Common Stock is then listed on any national securities exchanges (as defined in the Exchange Act) or quoted on NASDAQ, shall be duly listed or quoted thereon, as the case may be.

     1.3 No-Fractional Shares to Be Issued. The Corporation shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Corporation may pay to the Holder, in cash, an amount equal to such fraction of the fair market value (as determined in good faith by the Board) per share of outstanding Common Stock of the Corporation in the Business Day immediately prior to the date of such exercise.

     1.4 Share Legends. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

          "This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered pursuant to such Act or unless the holder hereof delivers to Blue Rhino Corporation an opinion of counsel reasonably acceptable to Blue Rhino Corporation stating that an exemption from such registration is available."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Corporation, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act. Each certificate for shares of Common Stock issued upon exercise of this Warrant shall also bear any legends required under the Shareholders' Agreement, to the extent required thereby. Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Corporation, the restrictions contained in such Shareholders' Agreement no longer apply because of the occurrence of one or more of certain events described therein.

     1.5 Reservation: Authorization. The Corporation has reserved and will keep available for issuance upon exercise of the Warrants the total number of shares of Common Stock deliverable upon exercise of all Warrants from time to time outstanding. The issuance of the shares of Common Stock upon exercise of the Warrants has been duly and validly authorized and, when issued and sold in accordance with the Warrants, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable. The Corporation will take all such actions as are necessary in order to insure the foregoing.

     1.6 Result of Exercise. On the Exercise Date the rights of the holder of such Warrant as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such exercise will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     1.7 Not Close Books Until Exercise. The Corporation will not close its books against the transfer of this Warrant or shares of Common Stock issued or issuable upon exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                                  ARTICLE II

                             TRANSFER, EXCHANGE AND
                            REPLACEMENT OF WARRANTS

     2.1 Ownership of Warrant. The Corporation may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until this Warrant is presented for registration of transfer as provided in this Article II.

     2.2 Transfer of Warrant. The Corporation agrees to maintain books for the registration of transfers of the Warrants, and any transfer, in whole or in part, of this Warrant and all rights hereunder shall be registered on such books, upon surrender of this Warrant at the principal office of the Corporation together with a written assignment of this Warrant duly executed by the Holder or his, her or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Corporation shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued. This Warrant may not be transferred in whole or in part, and the Corporation shall not be required to register any transfers unless the Corporation has received an opinion of counsel selected by the transferor (who may be an employee of such party) and reasonably satisfactory to the Corporation that such transfer is exempt from the registration requirements of the Securities Act.

     If the Warrantholder delivers to the Corporation an opinion of counsel selected by such holder (who may be an employee of such holder) and reasonably acceptable to the Corporation, that no subsequent transfer of the Warrant will require registration under the Securities Act, the Corporation will promptly deliver to such holder or his, her or its designee, new Warrants in exchange for the Warrant delivered by such holder, which will not bear the Securities Act legend set forth at the beginning of the first page of the Warrant, and thereafter no further opinions of counsel shall be required in connection with the subsequent transfer of such Warrant.

     2.3 Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Corporation, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.2 as to any transfer which may be involved in the division or combination, the Corporation shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     2.4 Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation (an Original Warrantholder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such holder), or, in the case of any such mutilation, upon surrender and cancellation of such warrant, the Corporation will (at its expense) make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

     2.5 Expenses of Delivery of Warrants. The Corporation shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and Warrant Stock hereunder. If, pursuant to Section 2.2, the opinion of counsel provides that registration is not required for the proposed exercise or transfer of this Warrant or the proposed transfer of the Warrant Stock and that the proposed exercise or transfer in the absence of registration would require the Corporation to take any action including executing and filing forms or other documents with the Commission or any state securities agency, or delivering to the Warrantholder any form or document in order to establish the right of the Warrantholder to effectuate the proposed exercise or transfer, the Corporation agrees promptly, at its expense, to take any such action; and provided, further, that the Corporation will reimburse the Warrantholder in full for any expenses (including but not limited to the fees and disbursements of such counsel, but excluding brokers' commissions) incurred by the Warrantholder or owner of Warrant Stock on his, her or its behalf in connection with such exercise or transfer of the Warrant or transfer of Warrant Stock.

                                  ARTICLE III

                                 CERTAIN RIGHTS

     3.1 Rights Under Securities Purchase Agreement, Registration Agreement and Shareholders' Agreement. This Warrant and the Warrant Stock are entitled to the benefits of and are subject to the Securities Purchase Agreement, Registration Agreement and the Shareholders' Agreement to the extent provided therein. The Corporation shall keep a copy of the Securities Purchase Agreement, Registration Agreement, the Shareholders' Agreement, and any amendments, restatements, modifications and supplements thereto, at the principal office of the Corporation and shall furnish copies thereof to any Holder or any transferee upon request.

                                   ARTICLE IV

                            ANTIDILUTION PROVISIONS

     4.1 Adjustments Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article IV.

     4.2 Exercise of Warrant. At any time and from time to time, any holder of this Warrant may exercise all or any portion of this Warrant into the number of shares of Common Stock computed by (i) multiplying the number of shares of Common Stock sought to be purchased pursuant to this Warrant by $0.0347037 and
(ii) dividing the resulting product by the Exercise Price then in effect.

     4.3   Exercise Price.

          (a) Exercise Price Based on Conversion Price. The "Exercise Price" shall be one-tenth of the Conversion Price then in effect pursuant to the Certificate of Incorporation of the Corporation. In order to prevent dilution of the exercise rights granted to the holder of this Warrant, the Conversion Price and consequently the Exercise Price will be subject to adjustment from time to time pursuant to this Section 4.3 and Sections 4.5 and 4.6 below. For purposes of this Section 4.3, the Corporation shall be deemed to have issued or sold Common Stock as set forth in Section 4.4 below.

          (b) Adjustment for Dilutive Events. If and whenever on or after the original date of issuance of this Warrant the Corporation issues or sells, or in accordance with Section 4.4 below is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Conversion Price (the "Diluted Share Price") in effect immediately prior to the time of such issue or sale (a "Dilutive Event"), then forthwith upon the occurrence of any such Dilutive Event the Conversion Price will be reduced so that the Conversion Price in effect immediately following the Dilutive Event will equal the Diluted Share Price. Notwithstanding the foregoing, the issuance by the Corporation of up to 2,000,000 shares of Common Stock, or securities convertible into or options to acquire up to 2,000,000 shares of Common Stock, issued pursuant to stock option plans or grants to officers or employees approved by the Board or the issuance of Common Stock upon conversion of the Series A Preferred Shares issued pursuant to the Securities Purchase Agreement shall not constitute a Dilutive Event. As used in this Section 4.3(b) and in Section 4.4 below, the term "Common Stock" shall include Common Stock Equivalents. Notwithstanding anything contained herein to the contrary, the Exercise Price of this Warrant held by a particular holder shall not be adjusted pursuant to this Article 4 in connection with a particular Dilutive Event, or any subsequent Dilutive Event, if such holder of this Warrant fails to purchase, after being offered by the Corporation the opportunity to purchase, a percentage of the securities, rights or options, or any combination thereof, the sale of which constitute the Dilutive Event, which is equal to or greater than 75% of the percentage ownership of the Corporation's Common Stock on a fully diluted basis held by such holder immediately prior to such Dilutive Event. A Warrant which is no longer subject to adjustment as a result of the preceding sentence shall remain subject to such limitation regardless of any subsequent transfers, and at each time that any Warrant so loses its rights to such adjustment, all Warrants which have lost their right to such adjustment as of such time shall be automatically classified into (and the outstanding Warrant representing such Warrant will automatically be deemed to represent) new sub-series A-1, A-2, A-3, etc., consecutively, beginning with A-1. The holders of Warrants of each such sub-series shall promptly deliver such Warrants to the Corporation upon the Corporation's request, for exchange or notation to reflect such sub-series. If any such Warrants are not delivered to the Corporation, the Corporation shall make appropriate notations on its stock records, which may include stop transfer instructions, and may place in escrow, pending receipt of such Warrants, all dividend payments or other distributions owing with respect to the Warrants represented by such Warrants.

     4.4 Issuance and Sale of Common Stock. For purposes of determining the adjusted Exercise Price pursuant to Sections 4.3 above the following events shall be deemed to be an issuance and sale of Common Stock by the Corporation:

          (a) Issuance of Rights or Options. If (i) the Corporation in any manner grants any rights or options to subscribe for or to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (such rights or options referred to herein as "Options" and such convertible or exchangeable stock or securities referred to herein as "Convertible Securities") and (ii) the Price Per Share of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options then the shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Corporation for such Price Per Share. For the purposes of this Section 4.4(a), the "Price Per Share" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (b) Issuance of Convertible Securities. If (i) the Corporation in any manner issues or sells any Convertible Securities and (ii) the Price Per Share of shares of Common Stock issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale then the shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Corporation for such Price Per Share. For the purposes of this Section 4.4(b), the "Price Per Share" will be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments to the Conversion Price had been or are to be made pursuant to Section 4.4(a) above, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

          (c) Change in Option Price or Conversion Rate. If at any time there is a change in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect had those Options or Convertible Securities still outstanding at the time of such change provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of Warrants.

          (d) Calculation of Consideration Received. If any shares of Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Share, as the case may be, will be deemed to be the net amount received or to be received, respectively, by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation or the non-cash portion of the Price Per Share, as the case may be, will be the fair value of such consideration received or to be received, respectively, by the Corporation; except where such consideration consists of securities, in which case the amount of consideration received or to be received, respectively, by the Corporation will be the Market Price thereof as of the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding Warrants. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Warrants.

          (e) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

          (f) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     4.5 Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

   4.6 Organic Change. Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Warrants then outstanding) to insure that each of the holders of Warrants with respect to all or any of the Warrants held thereby will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had exercised his, her or its Warrants immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Warrants then outstanding) to insure that the provisions of this
Section 4.6 will thereafter be applicable to the Warrants (including, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Conversion Price in effect immediately prior to such Organic Change). The Corporation will not effect any such Organic Change, unless prior to the consummation thereof, the successor Corporation resulting from such Organic Change assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     All other terms of the Warrants shall remain in full force and effect following such an Organic Change. The provisions of this Section 4.6 shall similarly apply to successive Organic Changes.

4.7   Notices.

          (a) Immediately upon any adjustment of the Exercise Price, the Corporation shall give written notice thereof to all holders of Warrants specifying the Exercise Price in effect thereafter with respect to the particular holder.

          (b) The Corporation shall give written notice to all holders of Warrants at least 20 days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any Organic Change, Change in Control, Change of Ownership, Fundamental Change or other reorganization, dissolution or liquidation. The Corporation shall also give written notice to the holders of Warrants at least 20 days prior to the date on which any Organic Change, Change in Control, Change of Ownership, Fundamental Change or other reorganization, dissolution or liquidation shall occur.

     4.8 Certain Other Events. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issues or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against dilution or other impairment. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

     4.9 Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Corporation shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof, and if all such approvals and actions are not taken, the Corporation shall take any action which would cause the Corporation to be able to issue to the holders of Warrants the full number of shares issuable upon exercise hereof in accordance with the terms hereof.

                                   ARTICLE V

              LIQUIDATION, DISSOLUTION, DISTRIBUTIONS OR DIVIDENDS

     5.1 Liquidation or Dissolution. In case the Corporation at any time while this Warrant shall remain unexpired and unexercised, shall dissolve, liquidate, or wind up its affairs other than in connection with an Organic Change, the Holder shall have the right to exercise this Warrant for a period of sixty (60) days after the later of (i) such event having occurred and (ii) receipt by the Holder of a notice from the Company indicating the kind and amount of securities or assets issuable or distributable to holders of shares of Common Stock with respect to such event, and upon exercise of this Warrant during such period, the Holder shall have the right to receive in lieu of each share of the Warrant Stock, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation, or winding up with respect to each of the shares of the Common Stock.

     5.2 Dividends and Distributions With Respect to Common Stock. If legal under the applicable General Corporation Law of the State of Delaware at any time the Corporation pays any dividends or makes any other distributions with respect to the Common Stock, the Corporation shall pay at such time to each holder of a Warrant the dividends or other distributions which such holder would have been entitled to receive had such holder exercised all of his, her or its rights to acquire or receive Common Stock under such Warrant(s) on the date as of which the holders of Common Stock of record entitled to such dividends or other distributions were determined.

                                  ARTICLE VI

                                  DEFINITIONS

          Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement. The following terms, as used in this Warrant, have the following respective meanings:

     "Board" means the Corporation's Board of Directors.

     "Business Day" shall mean (a) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (b) if no class of Common Stock is so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

     "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the holders of Common Stock and Series A Securities as of the date of the Securities Purchase Agreement) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board.

     "Change of Control" means any transaction, circumstance or event that shall cause or result in Billy Prim and Andrew Filipowski either (a) owning, directly or indirectly, beneficial or record ownership of shares of the Corporation's capital stock or securities having less than 20% of the issued and outstanding shares of the Corporation entitled to vote on matters submitted to the Corporation's shareholders, or (b) resigning or being removed or otherwise not serving as a member of the Board.

     "Commission" means the Securities and Exchange commission.

     "Common Stock Equivalent" means, collectively, any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation or similar equity like participation rights or phantom stock interests but specifically excludes the Warrants.

     "Fundamental Change" means (a) a sale or transfer of all or substantially all of the assets of the Corporation, or of the Corporation and its Subsidiaries on a consolidated basis, in any transaction or series of transactions, and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving Corporation and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to the merger shall own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board after such merger.

     "Holder" means the Person in whose name this Warrant is registered on the books of the Corporation maintained for such purpose or the Person in whose name any Warrant Stock is registered on such books.

     "NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

     "Organic Change" means any capital reorganization, reclassification, consolidation, merger, lease, or sale of all or substantially all of the Corporation's assets to another Person (other than a dissolution, liquidation or winding up of the Company as indicated in Section 5.1 above) which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.

     "Original Warrantholder" means Platinum or any Investor holding a Warrant.

     "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on the primary exchange on which such security is listed at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. The "Market Price" of a note or other obligation which is not listed on a securities exchange or quoted in the NASDAQ System or reported by the National Quotation Bureau, Incorporated, the total consideration received by the Corporation (including interest) will be discounted at the prime rate of interest at the First National Bank of Chicago in effect at the time the note or obligation is deemed to have been issued. If at any other time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the Warrants.

                                       .
     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Platinum" means Platinum Venture Partners I, L.P., a Delaware limited partnership.

     "Registration Agreement" means the Registration Rights Agreement, of even date herewith, by and among the Corporation, Platinum and the Investors (as defined in the Registration Agreement), as such agreement may be amended, restated, modified or supplemented from time to time in accordance with its terms.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Purchase Agreement" means the Series A Securities Purchase Agreement, of even date herewith, by and among the Corporation, Platinum and the Investors (as defined in the Securities Purchase Agreement), as such agreement may be amended, restated, modified or supplemented from time to time in accordance with its terms.

     "Shareholders' Agreement" means the Shareholders' Agreement, of even date herewith, by and among the Corporation, the Investors (as defined in the Shareholders' Agreement) and the Management Stockholders (as defined in the Shareholders' Agreement), as such agreement may be amended, restated, modified or supplemented from time to time in accordance with its terms.

     "Subsidiary" means any corporation, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

     "Voting Stock" of any Person means securities of any class or classes of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors of such Person.

     "Warrantholder" means a Holder of a Warrant.

     "Warrants" shall have the meaning set forth in the second paragraph of this Warrant.

     "Warrant Stock" means the shares of Common Stock purchased by the Warrantholders upon the exercise of the Warrants, including any such shares of Common Stock transferred to any transferee of such Warrantholder, other than a transferee who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1 Notices. Notices and other communications provided for herein shall be in writing and shall, unless otherwise expressly required, be given in the manner and with the effect provided in the Securities Purchase Agreement. In the case of the Holder, such notices and communications shall be addressed to his, her or its address as shown on the books maintained by the Corporation, unless the Holder shall notify the Corporation that notices and communications should be sent to a different address (or telecopy number), in which case such notices and communications shall be sent to the address (or telecopy number) specified by the Holder.

     7.2 Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Corporation and the Warrantholders voting as a single class, entitling such Warrantholders to purchase a majority of the Common Stock subject to purchase upon exercise of such Warrants at the time outstanding (exclusive of Warrants then owned by the Corporation or any Subsidiary or Affiliate thereof); provided, however, that no such amendment, modification or waiver shall, without the written consent of each holder of Warrants whose interest might be adversely affected by such amendment, modification or waiver, (a) change the number of shares of Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or
Article III, IV or V hereof. The provisions of the Securities Purchase Agreement, the Shareholders' Agreement and the Registration Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

     Any such amendment, modification or waiver effected pursuant to this Section or the applicable provisions of the Securities Purchase Agreement, the Shareholders' Agreement or the Registration Agreement shall be binding upon the holders of all Warrants and Warrant Stock, upon each future holder thereof and upon the Corporation. In the event of any such amendment, modification or waiver, the Corporation shall give prompt notice thereof to all Warrantholders and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

     No notice or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in similar or other circumstances.

     7.3. Governing Law. This Warrant shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to principles of conflicts of laws.

     7.4 Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Corporation herein or in any certificate or other instrument delivered by or on behalf of it in connection with the Warrants shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrants, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant or any Warrant Stock is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

     7.5 Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

     7.6 Severability In case any one or more of the provisions contained in the Securities Purchase Agreement, the Shareholders' Agreement, the Registration Agreement or this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     7.7 Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

     7.8 No Rights as Stockholder. This Warrant shall not entitle the Warrantholder to any rights as a stockholder of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.


                               Blue Rhino Corporation, a Delaware corporation

                               By:
                                  --------------------------------------------
                                      Billy Prim, Chief Executive Officer

Attest:

--------------------------------------------
S.H. Fogleman, III, Assistant Secretary

                              SUBSCRIPTION NOTICE

                   (To be executed upon exercise of Warrant)

To_________________________:

[Choose one or both of first two paragraphs, as applicable]

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, _______________ shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier's check or wire transfer.

          The undersigned hereby irrevocably elects to exercise the right of conversion represented by the attached Warrant for, and to convert thereunder, __________________ shares of Common Stock, as provided for therein.

          Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:


          If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Dated:                       , 19

                                         ----------------------------------
----------------------------------
                                         NOTE: The above signature should
                                         correspond exactly with the name on
                                         the face of the attached Warrant or
                                         with the name of the assignee appearing
                                         in the assignment form below.

                                                                       Exhibit F
                                                                       ---------
                                HOUSE LAW FIRM
                         108 CAMBRIDGE PARK, SUITE 200
                      WINSTON-SALEM, NORTH CAROLINA 27104

DON R. HOUSE                                             MAILING ADDRESS
MARC W. INGERSOLL                                       P. O. DRAWER 26015
                                                  WINSTON-SALEM, N.C. 27114-6015
                               December 29, 1994             -------
                                                         (910) 768-2225
                                                       FAX (910) 768-3369

To: Purchasers under Securities Purchase Agreement

Ladies and Gentlemen:

     We have represented Blue Rhino Corporation, a Delaware Corporation (the "Company") and the Company's predecessor, Blue Rhino Corporation, a North Carolina corporation ("BRC-North Carolina") in connection with the transaction which is the subject of that certain Series A Securities Purchase Agreement (the "Agreement") dated as of December 1, 1994 between the Purchasers (as defined in the Agreement) and the Company with respect to sale by the Company to the Purchasers of Series A Preferred Shares and Warrants. This opinion is being rendered pursuant to Section 4.8 of the Agreement. Unless otherwise defined herein, the definitions of capitalized terms used in this opinion shall be the same as those set forth in the Agreement.

     In connection with this opinion, we have reviewed the following documents:

          1. Agreement and other documents as identified in the Agreement;

          2. Articles of Incorporation, By-Laws and Minutes of the Company;

          3. Articles of Incorporation, By-Laws and Minutes of BRC-North
             Carolina;

          4. Shareholders' Agreement between the Company and the Shareholders dated as of December 1, 1994;

          5. Registration Rights Agreement dated as of December 1, 1994 between the Company and the Investors;

          6. Agreement and Plan of Merger, Articles of Merger for North Carolina and the Certificate of Merger for Delaware; and

          7. such other documents, records and papers as we have deemed necessary or relevant in order to render this opinion.

     Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to carry on its business as it is now being conducted.

December 29, 1994
Page 2
-------------------------

  2. Prior to the Merger, BRC-North Carolina was a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, had full power and authority to carry on its business as it was being conducted and was either qualified or had applied to be qualified, to do business in all other jurisdictions in which it conducted business or owned property except where the failure would not have a material adverse effect.

  3. The Merger Agreement was duly authorized, executed and delivered by the Company and BRC-North Carolina, and their respective directors and shareholders as necessary, and such agreement is a valid and binding obligation of the Company and BRC-North Carolina enforceable in accordance with its terms. The Merger has been duly consummated in accordance with the terms of the Merger Agreement and accordingly the Company is the successor corporation to BRC-North Carolina, is the survivor of the Merger, and is successor to all rights, titles and interests of BRC-North Carolina.

  4. The Company's entire authorized capital stock consists of 60,000,000 Common Shares, par value $0.001 per share and 25,000,000 Series A Preferred Shares, par value $0.001. There are presently issued and outstanding 22,260,000 Common Shares and 20,796,172 Series A Preferred Shares; 35,275,000 Common Shares are reserved for issuance upon the exercise of the conversion of the Series A Preferred Shares and the exercise of the Warrants; 2,000,000 Common Shares are reserved for future grants under the Stock Incentive Plan; and 465,000 Common Shares are reserved for issue to employees, directors and consultants.

  5. Prior to the Merger, BRC-North Carolina's entire authorized capital stock consisted of 50,000,000 Class A common shares, par value $.001 per share, 60,000 Class B common shares, par value $.001 and 6,000,000 preferred shares, par value $.001 per share and there were issued and outstanding 22,200,000 Class A common stock, 60,000 Class B common stock and no preferred shares.

  6. Prior to the Merger, the record and, to our best knowledge, beneficial owners of the outstanding Class A common stock and Class B common stock of BRC-North Carolina are as set forth on Exhibit A attached hereto ("BRC-Common Stock") and the offering and sale of the BRC-Common Stock did not require registration or qualification under the Securities Act or under any applicable state securities laws.

December 29, 1994
Page 3
-------------------------

  7. The offering, sale and issuance of the Series A Preferred Shares and Warrants under the Agreement, and the issuance of the Common Stock upon conversion of the Series A Preferred Shares or Exercise of the Warrants, do not require registration under the Securities Act or registration or qualification under any state securities laws, except no opinion is expressed regarding the conversion of the Warrants for North Carolina and Illinois residents.

  8. Prior to the Merger, the certificates representing the BRC-Common Stock were duly authorized by BRC-North Carolina, such BRC-Common Stock was validly issued and outstanding, fully paid and nonassessable, and there were no statutory, or to our best knowledge contractual, or other preemptive rights of stockholders with respect to the issuance of such BRC-Common Stock.

  9. The certificates representing the Common Shares have been duly authorized, executed and delivered by the Company, such Common Shares have been validly issued and are outstanding, fully paid and nonassessable, and there are no statutory, or to our best knowledge contractual, or other preemptive rights of stockholder with respect to the issuance of such Common Shares except the agreements set forth herein.

  10. The certificates representing the Series A Preferred Shares have been duly authorized, executed and delivered by the Company, such Series A Preferred Shares have been validly issued and are outstanding, fully paid and nonassessable, and there are no statutory, or to our best knowledge contractual, or other preemptive rights of stockholder with respect to the issuance of such Series A Preferred Shares except the agreements set forth herein.

  11. The Common Stock issuable upon conversion of the Series A Preferred Shares or exercise of the Warrants has been duly authorized and reserved for issuance by the Company, there are no statutory, or to our best knowledge contractual, or other preemptive rights of stockholders with respect to the issuance of such Common Stock, and the Common Stock to be issued upon conversion of such Series A Preferred Shares or exercise of such Warrants will upon such issuance be validly issued, fully paid and nonassessable.

  12. To the best of our knowledge, except for the Series A Preferred Shares and the Warrants there are (a) no outstanding shares of stock or securities convertible into or

December 29, 1994
Page 5
-------------------------

       in the creation of any lien, mortgage, security interest, charge or other encumbrance upon the Company's capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Company's Certificate of Incorporation, the Company's By-Laws, any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgement or decree to which the Company is subject and which is known to us.

  16. The Company has all necessary corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to conduct its business in the manner and in the locations presently conducted except as set forth in paragraph 17 hereof.

  17. Except for the qualification of the Company to do business in North Carolina, Arizona, California, Florida, Georgia, Louisiana, Tennessee and Texas, no consents, approvals or other actions by, or notices to or filing with, governmental authorities in connection with the Merger are necessary.

  18. No action of or filing with any governmental or public body or authority is required to authorize or is otherwise required for the validity of execution, delivery, and performance by the Company of the Agreement, the Shareholders' Agreement, the Registration Agreement, the Warrants or the other agreements contemplated by the Agreement to which the Company is a party.

  19. The Company does not own directly or indirectly any equity securities in any corporation.

  20. We have not prepared or delivered any opinion or memorandum or rendered any legal advice to the effect that the Company or BRC-North Carolina is or was exposed, from a legal standpoint, to any liability or disadvantage which may be material to the Company's business except a memorandum dated November 17, 1994, a copy of which is attached hereto.

  21. We do not know of or have reason to believe that the Company is or BRC-North Carolina was a party to any pending suit, action, investigation or inquiry by any person or governmental body, or arbitration proceedings or any material

December 29, 1994
Page 6
-------------------------

       labor dispute relating to or affecting the Company, its assets or its business except applications for local permits for retail propane cylinder exchange locations.

  22. No fact or circumstance has come to our attention which gives us cause to believe that any representation or warranty by the Company set forth in the Agreement is untrue.

     In rendering the foregoing opinion we have relied to the extent we deem such reliance appropriate, without investigation, on certificates and other communications from public officials, from the register of the Company's securities and from officers of the Company and on representations by the Company set forth in the Agreement.

     We have assumed that documents we have reviewed in connection with this opinion which purport to have been executed by parties other than the Company and BRC-North Carolina, have been duly executed by such parties and that such parties had all requisite power to enter into and perform all obligations thereunder, that execution and delivery thereof has been duly authorized by all requisite action and that the subject instruments are valid and binding upon said parties.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to originals of all documents submitted to us as copies.

     We are qualified to practice law in the State of North Carolina and we do not purport to be experts in and do not express any opinion herein concerning any law other than the law of the State of North Carolina and the United States of America and matters governed by the General Corporation Law of the State of Delaware.

     The opinions expressed herein are subject to the following qualifications:

     A. As to matters wherein our opinion is stated to be "to the best of our knowledge" or "to our knowledge", our opinion with respect to such matters is limited to our actual knowledge and said phrases shall not imply any inquiry or constructive knowledge on our part.

     B. The enforceability of obligations and the availability of remedies are subject to and may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium and similar laws affecting creditors' rights

December 29, 1994
Page 7
-------------------------

          generally and (ii) general principles of equity (including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing and principles that may limit the availability of specific performance or injunctive or other equitable relief) whether such enforceability of obligations or availability of remedies is considered in a proceeding in equity or at law.

     This opinion is solely for the information of the addressees hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person without our prior written consent and no one other than the addressees hereof is entitled to rely on this opinion.

                                       Very truly yours

                                       HOUSE LAW FIRM

                                       By: /s/ DON R. HOUSE
                                           -------------------------------------
                                               Don R. House

                                   EXHIBIT A
                                 (Page 1 of 2)

                            BLUE RHINO CORPORATION
                                 Common Stock

Shareholder                      Certificate & Number of Shares
-----------                      -------------------------------
CLASS B COMMON:
Billy D. Prim                    #2      -         40,000
                                 #3A     -         20,000
                                                ---------
                                     TOTAL         60,000

CLASS A COMMON:
Billy D. Prim                    #1      -      6,420,000
                                 #3      -      3,455,000

Andrew J. Filipowski             #4      -      5,200,000
                                 #5      -      2,600,000

Debbie W. Prim                   #6      -        100,000

Mayo M. McCormick                #7      -        100,000

Jeannie Cannon                   #8      -         25,000

Luanne Holden                    #9      -         25,000

Chris Holden                     #10     -         25,000

Debbie W. Prim                   #11     -         25,000
Trustee for
Sarkanda U. Westmoreland

Debbie W. Prim                   #12     -         25,000
Trustee for
Anthony G. Westmoreland

Veronica Champney                #13     -        100,000

Jennifer R. Filipowski           #14     -         25,000

Andrew J. Filipowski             #15     -         25,000
Trustee for
Andrew E. Filipowski

                                   EXHIBIT A
                                 (Page 2 of 2)

Veronica Champney                #16     -         25,000
Trustee for
Alexandria Filipowski

Veronica Champney                #17     -         25,000
Trustee for
James Meadows

Angell Family                    #18     -      1,600,000
Limited Partnership

Dr. Thomas Austin                #19     -        200,000
                                               ----------
                                     TOTAL     20,000,000

                            BLUE REINO CORPORATION
                        Restricted Class A Common Stock

Shareholder                      Certificate & Number of Shares
-----------                      ------------------------------
Billy D. Prim                    #1      -        500,000

Jeremiah Callahan                #2      -        750,000

Craig Erbland                    #3      -        500,000

S. H. Fogleman, III              #4      -        200,000

Jim Mizelle                      #5      -        100,000

Doug Mele                        #6      -         75,000

Steve Rash                       #7      -         50,000

Baxter J. Kiger                  #8      -         25,000
                                               ----------
                                     TOTAL      2,200,000

              Memorandum dated 11/17/94 - Available Upon Request

                                   Exhibit G

 Business Plan Not Enclosed - Previously Delivered and Available Upon Request

                            BLUE RHINO CORPORATION

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of December 1, 1994 by and among BLUE RHINO CORPORATION, a Delaware corporation (the "Corporation"), and PLATINUM VENTURE PARTNERS I, L.P., a Delaware limited partnership ("Platinum") and the Persons listed on Schedule 1 attached hereto (collectively, the "Investors"). Platinum and the Investors are sometimes referred to herein, collectively, as the "Purchasers."

                               R E C I T A L S:

     A. Purchasers have agreed to purchase shares of the Corporation's Series A Convertible Participating Preferred Stock (the "Series A Preferred Shares") and Warrants (the "Warrants") pursuant to that certain Series A Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement") provided that the parties hereto enter into this Agreement.

     B. The Corporation deems it desirable to enter into this Agreement in order to induce Purchasers to purchase the Series A Securities pursuant to the Securities Purchase Agreement.

                                  AGREEMENTS

     In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions. As used in this Agreement.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the common stock, $0.001 par value per share, of the Corporation.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Person" means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect.

     "Registrable Shares" means at any time (i) any shares of Common Stock then outstanding which were issued upon conversion of the Series A Securities; (ii) any shares of Common Stock then issuable upon conversion or exercise of the then outstanding Series A Securities; (iii) any shares of Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect or in replacement of any shares referred to in (i) or
(ii); and (iv) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of any shares referred to in (i) or (ii); provided, however, that Registrable Shares shall not include any shares which have been registered pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 of the Commission under the Securities Act. For purposes of this Agreement, a person will be deemed to be a holder of Registrable Shares whenever such person has the then-existing right to acquire such Registrable Shares (by conversion or otherwise), whether or not such acquisition actually has been effected.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Securities" means the Series A Preferred Shares and the Warrants, collectively.

     2.   Demand Registration.

          2.1 Requests for Registration. Subject to the terms of this Agreement, the holders of at least 51% of the then outstanding Registrable Shares may, at any time request registration under the Securities Act of all or part of their Registrable Shares on Form S-1 or any similar long-form registration ("Long-Form Registrations") or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"). Within 10 days after receipt of any request pursuant to this Section 2.1, the Corporation will give written notice of such request to all other holders of Registrable Shares and will include in such registration all Registrable Shares with respect to which the Corporation has received written requests for inclusion within 15 days after delivery of the Corporation's notice. All registrations requested pursuant to this Section
     2.1 are referred to herein as "Demand Registrations."

          2.2 Long-Form Registrations. The holders of the Registrable Shares will be entitled to request two Long-Form Registrations in which the Corporation will pay all Registration Expenses (as defined in Section 6 below). A registration will not count as one of the permitted Long-Form Registrations until it has become effective (unless such Long-Form Registration has not become effective due solely to the fault of the holders requesting such registration), and the second or any subsequent Long-Form Registration will not count as one of the permitted Long-Form Registrations unless the holders of the Registrable Shares are able to register and sell at least 90% of the Registrable Shares requested to be included in such registration; provided, however, that in any event the Corporation will pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration.

          2.3 Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2.2 above, the holders of Registrable Shares will be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the Corporation is permitted to use any applicable short form. Once the Corporation has become subject to the reporting requirements of the Exchange Act, the Corporation will use its best efforts to make Short-Form Registrations available for the sale of Registrable Shares.

          2.4 Priority. The Corporation will not include in any Demand Registration any securities which are not Registrable Shares without the written consent of the holders of at least 51% of the Registrable Shares included in such Demand Registration. If other securities are permitted to be included in a Demand Registration which is an underwritten offering and the managing underwriters advise the Corporation in writing that in their opinion the number of Registrable Shares and other securities requested to be included exceeds the number of Registrable Shares and other securities which can be sold in such offering, the Corporation will include in such registration, first, the Registrable Shares requested to be included in such Demand Registration, pro rata among the holders of such securities on the basis of the number of Registrable Shares which are owned by such holders, and second, other securities to be included in such Demand Registration.

          2.5 Restrictions. The Corporation will not be obligated to effect any Long-Form Registration within nine months after the effective date of a previous Long-Form Registration. The Corporation may postpone for up to three months the filing or the effectiveness of a registration statement for a Demand Registration if the Corporation reasonably believes that such Demand Registration would have an adverse effect on any proposal or plan by the Corporation or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction.

          2.6 Selection of Underwriters. The holders of at least 51% of the Registrable Shares included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Corporation's approval which will not be unreasonably withheld.

          2.7 Preemption. The Corporation will have the right to preempt any Long-Form Registration with a primary registration by delivering written notice of such intention to the holders of Registrable Shares who have requested such Long-Form Registration within fifteen (15) days after the Corporation has received a request for such registration. In the ensuing primary registration, the holders of Registrable Shares will have such piggyback registration rights as are set forth in Section 3 hereof. Upon the Corporation's preemption of a requested Long-Form Registration, such requested registration will not count as one of the permitted Long-Form Registrations.

     3.   Piggyback Registration.

          3.1 Right to Piggyback. Whenever the Corporation proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration hereunder) and the registration form to be used may be used for the registration of any Registrable Shares (a "Piggyback Registration"), the Corporation will give prompt written notice to all holders of the Registrable Shares of its intention to effect such a registration and will include in such registration all Registrable Shares (in accordance with the priorities set forth in Sections 3.2 and 3.3 below) with respect to which the Corporation has received written requests for inclusion within 15 days after the delivery of fee Corporation's notice.

          3.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Corporation will include in such registration first, the securities that the Corporation proposes to sell, second, the Registrable Shares requested to be included in such registration, pro rata among the holders of such Registrable Shares on the basis of the number of shares which are owned by such holders, and third, other securities requested to be included in such registration.

          3.3 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Corporation will include in such registration first, the securities requested to be included therein by the holders requesting such registration and the Registrable Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares of Common Stock or Registrable Shares which are owned by such holders, and second, other securities requested to be included in such registration.

          3.4 Other Registrations. If the Corporation has previously filed a registration statement with respect to Registrable Shares pursuant to
     Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Corporation will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

          3.5 Selection of Underwriters. In connection with any Piggyback Registration, the holders of at least 51% of the Registrable Shares requested to be registered shall have the right to select the managing underwriters to administer any offering of the Corporation's securities in which the Corporation does not participate, and the

     Corporation will have such right in any offering in which it participates, provided that in either case such managing underwriters shall be qualified nationally recognized underwriters.

     4.   Holdback Agreements.

          4.1 Holders' Agreements. Each holder of Registrable Shares agrees not to effect any public sale or distribution of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to, and during the 120 days following, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Shares are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          4.2 Corporation's Agreements. The Corporation agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to, and during the 120 days following, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree and (ii) to cause each holder of at least 1% (on a fully diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     5. Registration Procedures. Whenever the holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, the Corporation will use its best efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method of disposition thereof and, pursuant thereto, the Corporation will as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Corporation will furnish copies of all such documents proposed to be filed to the counsel or counsels for the sellers of the Registrable Shares covered by such registration statement);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller;

          (d) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller (provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each seller of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Corporation will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Corporation are then listed;

          (g) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including, without limitation, effecting a stock split or a combination of shares);

          (i) make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (k) at least 48 hours prior to the filing of any registration statement or prospectus, or any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to each seller of such Registrable Shares and refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel selected by the holders of a majority of the Registrable Shares being registered shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, in the opinion of counsel for the Corporation the filing of such amendment or supplement is reasonably necessary to protect the Corporation from any liabilities under any applicable federal or state law and such filing will not violate applicable laws; and

          (l) at the request of any seller of such Registrable Shares in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters and the sellers of Registrable Shares, covering such matters as such underwriters and sellers may reasonably request, including such matters as are customarily furnished in connection with an underwritten offering; and (ii) a letter or letters from the independent certified public accountants of the Corporation addressed to the underwriters and the sellers of Registrable Shares, covering such matters as such underwriters and sellers may reasonably request, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Corporation included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act.

     6.   Registration Expenses.

          6.1 Corporation's Expenses. All expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Corporation (all such expenses being herein called "Registration Expenses"), will be borne by the Corporation.

          6.2 Holder's Expenses. Notwithstanding anything to the contrary contained herein, each holder of Registrable Shares will pay all attorney fees and disbursements for counsel they retain in connection with the registration of Registrable Shares, except that the Corporation will reimburse the holders of Registrable Shares for the reasonable fees and disbursements of one counsel chosen by the holders of at least 51% of such Registrable Shares in connection with a Demand Registration.

     7.   Indemnification.

          7.1 By the Corporation. The Corporation agrees to indemnify, to the extent permitted by law, each holder of Registrable Shares, its officers and directors and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including without limitation, attorney's fees) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation will indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Shares. The payments required by this Section 7.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

          7.2 By Each Holder. In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Corporation, its directors and officers and each person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Shares and the liability of each such holder of Registrable Shares will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Shares pursuant to such registration statement.

          7.3 Procedure. Any person entitled to indemnification hereunder will
     (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          7.4 Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. The Corporation also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Corporation's indemnification is unavailable for any reason.

     8. Compliance with Rule 144. In the event that the Corporation (a) registers a class of securities under Section 12 of the Exchange Act or (b) commences to file reports under Section 13 or l5(d) of the Exchange Act, then at the request of any holder who proposes to sell securities in compliance with Rule 144 of the Commission, the Corporation will (i) forthwith furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rules may be amended from time to time and (ii) make available to the public and such holders such information as will enable the holders to make sales pursuant to Rule 144.

     9. Participation in Underwritten Registrations. No person may participate in any registration hereunder which is underwritten unless such person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such person or persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     10.  Miscellaneous.

          10.1 No Inconsistent Agreements. The Corporation will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Shares in this Agreement.

          10.2 Adjustments Affecting Registrable Shares. The Corporation will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Shares to include such

     Registrable Shares in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Shares in any such registration, including, without limitation, effecting a stock split or combination of shares.

          10.3 Other Registration Rights. Except as provided in this Agreement, the Corporation will not hereafter grant to any person or persons the right to request the Corporation to register any equity securities of the Corporation, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least 51% of the Registrable Shares. The Corporation will not include in any Demand Registration any securities which are not Registrable Shares (for the purposes of Section 2) unless and until all Registrable Shares requested to be registered have first been so included.

          10.4 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchasers or holders of registrable Shares are also for the benefit of, and enforceable by, any subsequent holders of such Registrable Shares.

          10.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          10.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

          10.7 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

          If to the Corporation, to:

               Blue Rhino Corporation
               104 Cambridge Park
               Winston-Salem, North Carolina 27104
               Attention: Billy Prim, Chief Executive Officer with a copy to:

               House Law Firm
               P.O. Drawer 26015
               Winston-Salem, North Carolina 27114-6015
               Attention: Don R. House, Esq.

     If to Purchasers, to:

               Platinum Venture Partners I, L.P.
               1815 S. Meyers Road
               Oakbrook Terrace, Illinois 60181
               Attention: Michael A. Santer

          with a copy to:
               Katten Muchin & Zavis
               525 W. Monroe Street, Suite 1600
               Chicago, Illinois 60661
               Attention: Matthew S. Brown, Esq.

          10.8 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Delaware applicable to contracts made and wholly to be performed in that state.

          10.9 Final Agreement. This Agreement, together with the Securities Purchase Agreement and all other agreements entered into by the parties hereto pursuant to the Securities Purchase Agreement, constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

          10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

          10.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party.

     The parties hereto have executed this Registration Rights Agreement on the date first set forth above.

                                        Signatures

                                        BLUE RHINO CORPORATION
                                             By: /s/ BILLY PRIM
                                             -----------------------------------
                                             Billy Prim, Chief Executive Officer

                                        PLATINUM VENTURE PARTNERS I, L.P.

                                             By: PLATINUM VENTURE PARTNERS, INC.

                                                  By: /s/ MICHAEL SANTER
                                                  ------------------------------
                                                  Michael Santer, Vice President

                                        /s/ ANDREW J. FILIPOWSKI
                                        ----------------------------------------
                                        Andrew J. Filipowski

                                        /s/ CRAIG J. DUCHOSSOIS
                                        ----------------------------------------
                                        Craig J. Duchossois

                                        /s/ BOBBY SLATE
                                        ----------------------------------------
                                        Bobby Slate

                                        /s/ JAMES R. HARDIN
                                        ----------------------------------------
                                        James R. Hardin

                                        /s/ ROBERT F. STEEL & JENNIFER STEEL
                                        ----------------------------------------
                                        Robert F. Steel & Jennifer Steel JTWROS

                                        /s/ THOMAS E. GLEITSMAN
                                        ----------------------------------------
                                        Thomas E Gleitsman

                                        /s/ TOM AUSTIN
                                        ----------------------------------------
                                        Tom Austin

                                        /s/ RAY MAYNARD
                                        ----------------------------------------
                                        Ray Maynard

                                        /s/ ROBERT L. JACOBS
                                        ----------------------------------------
                                        Robert L. Jacobs

                                        /s/ FRANK MURNANE, SR.
                                        ----------------------------------------
                                        Frank Murnane, Sr.


                                        /s/ FRANK MURNANE, JR.
                                        ----------------------------------------
                                        Frank Murnane, Jr.

                                          GABRIEL, INC.

                                              By: /s/ JIMMY LIAUTAUD
                                              -------------------------
                                              Jimmy Liautaud, Director

                                          /s/ JAMES ALAN BOOE
                                          -----------------------------
                                          James Alan Booe

                                          /s/ JOE WALLACE
                                          -----------------------------
                                          Joe Wallace

                                          /s/ LENNARD CARLSON
                                          -----------------------------
                                          Lennard Carlson

                                          /s/ RICHARD CARLSON
                                          -----------------------------
                                          Richard Carlson

                                          /s/ BAXTER KIGER
                                          -----------------------------
                                          Baxter Kiger

                                          /s/ PETER VITULLI
                                          -----------------------------
                                          Peter Vitulli

                                          /s/ BARRY SYLVESTER
                                          -----------------------------
                                          Barry Sylvester

                                          /s/ JAMES BARZYK
                                          -----------------------------
                                          James Barzyk

                                          /s/ ALEXANDER DANZBERGER
                                          -----------------------------
                                          Alexander Danzberger

                                          COLE TAYLOR BANK CUSTODIAN FBO
                                          ARTHUR FRIGO IRA #8417

                                              By: /s/ NORMA E. COLON
                                              -------------------------
                                              Norma E. Colon, Trust Officer, IRA

                                          HUIZENGA CAPITAL MANAGEMENT
                                              By: /s/ PETER H. HUIZENGA
                                              -------------------------
                                              Peter H. Huizenga, Sole Proprietor

                                          PETER H. HUIZENGA TESTAMENTARY TRUST
                                              By: /s/ PETER H. HUIZENGA
                                              -------------------------
                                              Peter H. Huizenga, Trustee

                                          /s/ BILLY PRIM
                                          --------------
                                          Billy Prim

                                    KIMBERLY FAMILY DISCRETIONARY TRUST
                                         By: /s/ CRAIG J. DUCHOSSOIS
                                         ---------------------------------------
                                         Craig J. Duchossois, Trustee

                                    /s/ EDWARD A. FORTINO & DAYLE
                                    DUCHOSSOIS-FORTINO
                                    --------------------------------------------
                                    Edward A. Fortino & Dayle Duchossois-Fortino
                                    JTWROS

                                  Schedule 1

                                   Investors
                                   ---------

Platinum Venture Partners I, L.P.
Andrew J. Filipowski
Craig Duchossois
Bobby Slate
James R. Hardin
Robert F. Steel & Jennifer Steel JTWROS
Thomas E. Gleitsman
Tom Austin
Ray Maynard
Robert L. Jacobs
Frank Murnane, Sr.
Frank Murnane, Jr.
Gabriel, Inc. (c/o Jimmy Liautaud)
James Alan Booe
Joe Wallace
Lennard Carlson
Richard Carlson
Baxter Kiger
Peter Vitulli
Barry Sylvester
James Barzyk
Alexander Danzberger
Cole Taylor Bank Custodian FBO Arthur Frigo IRA #8417
Huizenga Capital Management
Peter H. Huizenga Testamentary Trust
Billy Prim
Kimberly Family Discretionary Trust (c/o Craig Duchossois)
Edward A. Fortino & Dayle Duchossois-Fortino JTWROS

                            SHAREHOLDERS' AGREEMENT
                            -----------------------

     THIS SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of December 1, 1994, is by and between BLUE RHINO CORPORATION, a Delaware corporation (the "Corporation"), the persons and entities identified on Schedule 1 attached hereto (the "Investors"), and the persons identified on Schedule 2 attached hereto (the "Management Stockholders").


                                   RECITALS
                                   --------

     A. The Investors have agreed to purchase the Series A Preferred Securities (as defined in Section 1 below) pursuant to that certain Series A Securities Purchase Agreement dated as of an even date herewith (the "Securities Purchase Agreement") provided that the parties hereto enter into this Agreement.

     B. To induce the Investors to purchase the Series A Preferred Securities, the Corporation and the Management Stockholders deem it desirable to enter into this Agreement.

                                  AGREEMENTS
                                  ----------

     In consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions.

     "Commission" means the Securities and Exchange Commission.

     "Common Shares" means the shares of Common Stock which have not been sold to the public (i) pursuant to a registration statement declared effective by the Commission, or (ii) pursuant to Rule 144 promulgated by the Commission under the Securities Act. For the purposes of this Agreement, any Holder will be deemed to own, in addition to any Common Shares such Holder actually owns, any Common Shares which would then be directly or indirectly issuable upon the conversion or exercise (whether nor not then convertible or exercisable) of any other Securities owned by such Holder and such other Securities shall be deemed to represent such Common Shares.

     "Common Stock" means the Common Stock, par value $0.001 per share, of the Corporation.

     "Holder" is any holder (or deemed holder) of Securities who is a party to this Agreement (or becomes a party hereto pursuant to Section 14 hereof) or is a successor or assign or subsequent holder contemplated by Section 19 hereof.

     "Management Securities" means, at any time, (i) Securities then held by Management Stockholders, (ii) Securities that were on or after the date hereof held by a Management Stockholder but are then held by (A) a successor or assign of such Management Stockholder (other than an Investor) or (B) a subsequent Holder (other than an Investor), and (iii) Securities that were issued as, or upon conversion or exercise of other Securities issued as, a dividend or other distribution with respect to or in replacement of other Management Securities and are then held by (1) a Management Stockholder, (2) a successor or assign of such Management Stockholder (other than an Investor) or (3) a subsequent Holder (other than an Investor); provided, however, that Management Securities shall not include any securities which have been sold to the public pursuant to a registration statement declared effective by the Commission or pursuant to Rule 144 promulgated by the Commission under the Securities Act. For purposes of this Agreement, the calculation of the number of Management Securities (to the extent such Securities are not Common Shares) shall be determined on an as-converted basis into Common Shares.

     "New Securities" means (i) any capital stock of the Corporation or any other securities or other obligations of the Corporation, including any equity or equity like profit participation rights, whether now authorized or not, (ii) any rights, options, or warrants to purchase any such capital stock or rights, or to purchase any securities of any type whatsoever that are, or may become, convertible into any such capital stock, and (iii) any securities of any type whatsoever that are, or may become convertible into any such capital stock or rights; provided, however that "New Securities" will not include (A) securities offered to the public pursuant to a registration statement under the Securities Act, (B) options or securities issued to, or securities issued upon exercise of options issued to officers, directors or employees of the Corporation, (C) securities issued upon conversion of the Series A Preferred Shares or the Warrants, (D) securities issued pursuant to the Securities Purchase Agreement,
(E) securities issued in connection with the acquisition of another corporation by the Corporation by merger, purchase of all or substantially all of such other corporation's assets, or by other reorganization whereby the Corporation ends up owning, directly or indirectly, greater than 50% of the voting power of such corporation, and/or (F) Common Stock issued upon exercise of options outstanding on the date hereof.

     "Person" means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

     "Platinum" means Platinum Venture Partners I, L.P., a Delaware limited partnership.

     "Qualified Public Offering" has the meaning ascribed to it in Section 4.7 of ARTICLE FOUR of the Certificate of Incorporation of the Corporation, as in effect on the date hereof.

     "Securities" means Common Shares or shares of capital stock or other securities directly or indirectly exercisable for or convertible into Common Shares; provided, however, that Securities shall not include any securities which have been sold to the public pursuant to a registration statement declared effective by the Commission or pursuant to Rule 144 promulgated by the Commission under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Preferred Securities" means, at any time, (i) Series A Preferred Shares, (ii) Common Shares issued upon conversion of Series A Preferred Shares,
(iii) Warrants, (iv) Common Shares issued upon exercise of the Warrants and (v) Common Shares or other securities issued upon the conversion or in replacement of other Series A Preferred Securities. For purposes of this Agreement, the calculation of the number of Series A Preferred Securities shall be determined on an as-converted (or as exercised) basis into Common Shares.

     "Series A Preferred Shares" means those shares of Series A Convertible Participating Preferred Stock, par value $0.01 per share, of the Corporation duly issued and outstanding on the date hereof.

     "Warrants" means the warrants to purchase Common Stock issued pursuant to the Securities Purchase Agreement and any securities issued as a dividend or other distribution with respect to or in replacement of the Warrants.

     "Subsidiary" means, with respect to any corporation, any Person of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by such corporation or one or more Subsidiaries of such corporation or by such corporation and one or more Subsidiaries of such corporation.

     2. Disposition of Securities. No Holder of Management Securities will transfer, sell, convey, exchange or otherwise dispose of (herein referred to as a "disposition" or "to dispose of") such Management Securities, except in a Qualified Public Offering or in compliance with Sections 3 and 4 or as permitted by Section 5.

     3.   Right of First Refusal--Outstanding Management Securities.

          (a) Subject to the limitations of Section 2 hereof, if any Holder of Management Securities (the "Selling Management Holder") desires to dispose of any Management Securities in compliance with this Section, such Selling Management Holder will first give written notice (the "Management Securities Offer Notice") to the Corporation which will, within five (5) days of the date of receipt of such notice (the "Management Securities Offer Date"), send or deliver a copy of the Management Securities Offer Notice to each Holder of Series A Preferred Securities, to the effect that such Selling Management Holder wishes to dispose of such Management Securities (the "Offered Management Securities"), stating the price at and other material terms upon which such Selling Management Holder wishes to dispose of such Management Securities and offering to sell such Management Securities, in whole or in part (the "Management Securities Offer"), first to the Corporation, and then to the Holders of Series A Preferred Securities, pursuant to this Section, at the price and on the other material terms described in the Management Securities Offer Notice.

          (b) The Corporation may accept the Management Securities Offer in whole or indicate a desire to accept the Management Securities Offer in part by giving written notice thereof to the Selling Management Holder within fifteen (15) days of the Management Securities Offer Date.

          (c) In the event the Corporation does not accept the Management Securities Offer in its entirety as provided in subsection (b) of this Section, the Corporation will promptly notify in writing the Holders of the Series A Preferred Securities, and such Holders may elect to purchase, pro rata according to the number of Common Shares that would be held on an as-converted basis by each such Holder that wishes to purchase such securities, or in such other proportions as such Holders may agree upon, the Offered Management Securities with respect to which the Management Securities Offer has not then been accepted by the Corporation, by giving written notice to the Corporation and the Selling Management Holder within thirty (30) days of the Management Securities Offer Date. For example, assuming (for the purpose of this example only) (i) a Management Stockholder desires to dispose of 100 Management Securities, (ii) the Corporation purchases 10 of such Management Securities pursuant to paragraph (b) of this Section 3, (iii) Platinum is deemed to hold 40 of the 100 Common Shares that would be held (or deemed to be held) by each Holder of Series A Preferred Securities and (iv) all Holders of Series A Preferred Securities wish to purchase such Management Securities, then Platinum would be entitled to purchase 36 of the remaining 90 Management Securities pursuant to this Section 3 and the other Holders of Series A Preferred Securities would be entitled to purchase 54 Management Securities pro rata. Similarly, assuming (for the purpose of this example only) (i) a Management Stockholder desires as above to dispose of 100 Management Securities, (ii) the Corporation purchases as above 10 of said Management Securities pursuant to paragraph (b) of this Section 3, (iii) the Holders of 50 of the 100 Common Shares that would be held (or deemed to be held) by the Holders of Series A Preferred Securities wish to purchase such Management Securities, and (iv) Platinum holds 10 of such 50 Common Shares, then Platinum would be entitled to purchase 18 of the remaining 90 Management Securities hereunder and the other Holders of Series A Preferred Securities who wish to purchase such Management Securities would be entitled to purchase 72 Management Securities pro rata.

          (d) In the event that the Management Securities Offer has not been accepted in its entirety by the Corporation, or the other Holders of the Series A Preferred Securities, or both in accordance with this Section, the Selling Management Holder may dispose of all, and the Corporation and the other Holders of the Series A Preferred Securities shall not be entitled to purchase any, of the Offered Management Securities, subject to the provisions of Section 4, to one or more purchasers who each agree in writing to be bound by the terms of this Agreement as a Management Stockholder and a Holder of Management Securities, on substantially the same terms stated in the Management Securities Offer Notice at any time up to one hundred (100) days after the Management Securities Offer Date. Thereafter, the provisions of this Section will again apply.

     4.   Take-along.

          (a) After satisfying the requirements of Section 3, a Management Stockholder (the "Disposing Management Stockholder") may sell or transfer Management Securities in a transaction other than a Qualified Public Offering only to a transferee who purchases such Management Securities as part of a transaction in which a pro rata portion (as hereinafter defined) of the aggregate number of Securities being purchased by such transferee is being purchased from each Holder of Series A Preferred Securities who chooses to participate in such transaction. For purposes of the preceding sentence, "pro rata portion" means, with respect to any Holder of Series A Preferred Securities, the proportion equal to (a) the number of Common Shares held (or deemed held) by such Holder of Series A Preferred Securities divided by
     (b) the sum of (1) the number of Common Shares held (or deemed held) by all Holders of Series A Preferred Securities who choose to participate in such transaction and (2) the number of Common Shares held (or deemed held) by the Disposing Management Stockholder. Before a Disposing Management Stockholder accepts any offer for the sale of any Management Securities for which this Section is to apply, such Disposing Management Stockholder shall give written notice (the "Take-along Notice") to the Corporation (which shall, within five (5) days of the date of receipt of such notice (the "Take-along Notice Date"), send or deliver a copy of the Take-along Notice to each Holder of Series A Preferred Securities), stating the material terms of the offer. If a Holder of Series A Preferred Securities wishes to participate in such sale, such Holder of Series A Preferred Securities will give the Corporation and the Disposing Management Stockholder notice to such effect within twenty (20) days of the Take-along Notice Date. For example, assuming (for the purpose of this example only) (i) a Management Stockholder who holds (or is deemed to hold) 60 Common Shares wishes to dispose of 30 of such Common Shares, (ii) Platinum holds 40 of the 100 Common Shares held (or deemed held) by the Holders of participating Series A Preferred Securities, (iii) the other participating Holders of Series A Preferred Securities hold 60 of such 100 Common Shares, (iv), then Platinum would be entitled to sell 7.5 Common Shares hereunder, the participating Holders of Series A Preferred Securities would be entitled to sell 11.25 Common Shares hereunder, and the Management Stockholder would be entitled to sell 11.25 Common Shares hereunder.

          (b) In connection with any sale under this Section 4 in which Holders of Series A Preferred Securities elect to participate, the total consideration for any such transaction shall be allocated among the shares being sold by the Disposing Management Stockholder and the Series A Preferred Shares being sold such that an amount equal to the Liquidation Value of the Series A Preferred Shares (as defined in the Corporation's Certificate of Incorporation as in effect on the date hereof) being sold shall first be paid with respect to such Series A Preferred Shares and any remaining consideration shall be paid ratably for the Management Securities being sold and the number of shares of Common Stock into which the Series A Preferred Shares being sold are then convertible.

     5. Permitted Transfers. Any Holder of Management Securities may transfer such Management Securities without complying with Section 3 or Section 4, to Permitted Transferees who consent in a writing delivered to the Corporation to be bound by the terms of this Agreement as Management Stockholders. With respect to any Holder of Management Securities, "Permitted Transferee" means the Corporation, any other Management Stockholder, the spouse or lineal descendants of such Holder, any trust for the benefit of such Holder or the benefit of the spouse or lineal descendants of such Holder, any corporation or partnership in which such Holder, the spouse and the lineal descendants of such Holder are the direct and beneficial owners of all of the equity interests (provided such Holder, spouse and lineal descendants agree in writing to remain the direct and beneficial owners of all such equity interests), and the personal representative of such Holder upon such Holder's death for purposes of administration of such Holder's estate or upon such Holder's incompetency for purposes of the protection and management of the assets of such Holder.

     6. Pledges. No Holder of Management Securities will pledge or otherwise grant a security interest in any Management Securities.

     7. Confidentiality. Each Holder agrees to at all times hold in confidence and keep secret and inviolate all of the Corporation's confidential information, including, without limitation, all unpublished matters relating to the business, property, accounts, books, records, customers and contracts of the Corporation which such Holder may or hereafter come to know; provided, however, that any Holder may disclose any such information which has otherwise entered the public domain or as to which such Holder has obtained knowledge from sources other than the Corporation or the executive officers or directors of the Corporation (provided that such source is not bound by a confidentiality agreement with the Corporation) or which it is required to disclose to any governmental authority by law or subpoena or judicial process or in connection with a registered public offering under the Securities Act or a sale to the public pursuant to Rule 144 promulgated by the Commission under the Securities Act or in a private sale which is permitted or not prohibited hereunder; provided further, however, that Platinum may disclose summary financial information and descriptive information pertaining to the Corporation to its limited partners in its routine reports.

     8.   Board of Directors.

          (a) Each of the Holders agrees to take all action necessary including, without limitation, the voting of its shares of stock of the Corporation, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board of Directors, the waiving of notice and the attending of meetings, so as to cause (i) the number of members of the Board of Directors to be nine and (ii) the Board of Directors of the Corporation to be at all times comprised of the following persons:

               (A) the Chief Executive Officer of the Corporation, who is Billy Prim as of the date hereof;

               (B) the President of the Corporation, who is Jeremiah Callahan as of the date hereof;

               (C) the Vice Chairman of the Corporation, who is Andrew Filipowski as of the date hereof;

               (D)   the Chief Financial Officer of the Corporation, who is
          S. H. Fogleman, III, as of the date hereof (in the event that any two or more of the offices in clauses (A), (B), (C) and (D) of this
          Section 8(a) are filled by one person or are vacant, then such other senior executive officer(s) of the Corporation as the Holders of Common Shares may designate);

               (E) four persons designated by the Holders of Series A Preferred Securities, which four persons shall include two persons designated by Platinum; and

               (F) one person, who is not an employee or officer of the Corporation or any of its Subsidiaries and who has significant relevant industry experience, designated by a majority of the other members of the Board of Directors.

          (b) Notwithstanding the provisions of paragraph (a) of this Section, the Holders of Series A Preferred Securities shall possess all of the rights provided for in the Certificate of Incorporation of the Corporation, as in effect on the date hereof, upon the occurrence of an Event of Noncompliance (as defined therein) and the exercise of such rights shall not violate the provisions of this Section.

          (c) The Corporation shall hold quarterly meetings of the Board of Directors.

     9. Observation Rights. So long as Platinum or its nominee is a Holder of Series A Preferred Securities:

          (a) Platinum shall have the right to select, at any time and from time to time, one representative (the "Representative") to attend and observe each meeting of the Board of Directors and any other strategic planning or similar type meeting of the Board of Directors or trade shows or other similar events relating to the business of the Corporation and the Corporation shall pay or cause to be paid on behalf of the Corporation the reasonable out-of-pocket travel expenses incurred by such Representative in connection with his or her attendance at such meetings or events;

          (b) The Corporation shall give Platinum (i) at least 15 days' advance notice of each regular meeting of the Board of Directors and such advance notice as is reasonable under the circumstances to enable the Representative to attend each special or emergency meeting of the Board of Directors, (ii) on or prior to the date of each meeting of the Board of Directors, all information given to the directors of the Corporation at or in connection with such meeting, and (iii) as soon as available but in any event not later than 45 days after each meeting of the Board of Directors, copies of the minutes of such meeting. In the event that the Board of Directors shall act by unanimous written consent in lieu of a meeting, the Corporation shall give Platinum and the Representative a copy of such written consent at least five business days prior to the earlier of the adoption or effective date thereof, together with all information given to the directors of the Corporation in connection with such action; provided, however, that in the event immediate action is required to address an emergency situation, the Corporation shall be in compliance with this sentence if the Corporation shall send Platinum and the Representative a copy of such written consent and information by telecopier at the same time as such consent and information is sent to the members of the Board of Directors for their review and signature.

          (c) The Corporation shall comply with all provisions of its by-laws relating to meetings of the Board of Directors, including, without limitation, those relating to notice and to the time and date of meetings and action by written consent; and

          (d) The Representative shall have the right (but not the obligation) to consult with and advise the management of the Corporation at any time or from time to time, by telephone or in person, on such matters relating to the operation of the Corporation as the Representative shall deem appropriate (including, without limitation, matters regarding capital expenditures, acquisitions and management compensation).

     10. Compensation Committee. The Board of Directors and the Corporation will maintain a "Compensation Committee" which will be comprised of one director designated by Platinum and two directors designated by the Holders of Common Shares (the "Compensation Committee"). The Compensation Committee shall be responsible for and have authority to establish the compensation of the executive officers of the Corporation with the approval of the committee member who is designated by Platinum.

     11. Board Reimbursements. The Corporation shall reimburse all Persons serving as directors of the Corporation for their reasonable out-of-pocket expenses in connection with attending meetings of the Board of Directors and all committees thereof and all reasonable expenses otherwise incurred in fulfilling their duties as directors.

     12.  Right of First Refusal.

          (a) Each Holder or Series A Preferred Securities shall have the right of first refusal to purchase his, her or its proportionate number, or any lesser number, of any New Securities for which the Corporation has received a bona fide offer from a prospective purchaser and which the Corporation proposes to sell and issue to such purchaser. Each Holder of Series A Preferred Securities shall have rights of over-allotment such that, if any Holder of Series A Preferred Securities fails to exercise his, her or its rights hereunder to purchase his, her or its proportionate number of New Securities, the Holders of Series A Preferred Securities may purchase the non-purchasing Holder's portion on a pro rata basis within ten days from the date on which they receive written notice that such non-purchasing Holder has failed to exercise his, her or its right hereunder to purchase his, her or its proportionate number. For purposes of this Section, a Holder's "proportionate number" means the product obtained by multiplying the number of New Securities proposed to be sold and issued by a fraction, the numerator of which will be the number of Common Shares owned (or deemed owned) by such Holder of Series A Preferred Securities and the denominator of which will be the total number of Common Shares owned (or deemed owned) by all Holders of Series A Preferred Securities. For purposes of this Section, "pro rata" among the Holders of Series A Preferred Securities means in proportion to the number of Common Shares owned (or deemed owned) by such Holders of Series A Preferred Securities.

     (b) In the event the Corporation receives a bona fide offer for the purchase of New Securities from a prospective purchaser and the Corporation proposes to sell and issue such New Securities, the Corporation will submit to each Holder of Series A

     Preferred Securities written notice identifying the prospective purchaser and describing the New Securities and the price and terms upon which the Corporation would issue and sell the same, and setting forth the total number of New Securities to be issued and sold and such Holder's proportionate number. Each such Holder of Series A Preferred Securities will have fifteen (15) days from the date of receipt of any notice to agree to purchase his, her or its proportionate number or any lesser number of such New Securities, for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased. If two or more types of New Securities are to be issued or New Securities are to be issued together with other types of securities, including, without limitation, debt securities, in a single transaction or related transactions, the rights to purchase New Securities granted to Holders of Series A Preferred Securities under this Section must be exercised to purchase all types of New Securities and such other securities in the same proportion as such New Securities and other securities are to be issued by the Corporation.

          (c) In the event the Holders of Series A Preferred Securities fail to exercise the right of first refusal within said 15-day period and after the expiration of the l0-day period for the exercise of over-allotment rights pursuant to subsection (a) above, with respect to all the New Securities, the Corporation will have 90 days thereafter to sell or enter into a binding and unconditional agreement (pursuant to which the sale of New Securities covered thereby will be, and is, consummated within 90 days from the date of said agreement) to sell the New Securities as to which such Holders' right was not exercised, to the prospective purchaser identified in, and at the price and upon the terms specified in, the Corporation's notice. In the event the Corporation has not sold such New Securities within said 90-day period (or sold and issued such new Securities in accordance with the foregoing within 90 days from the date of said agreement), the Corporation will not thereafter issue or sell any New Securities to a prospective purchaser without first offering such New Securities to the Holders of Series A Preferred Securities in the manner provided above.

     13. Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

     14.  Subsequent Management Stockholders.

          (a) The Corporation will not issue or sell any Securities to any employee or officer of the Corporation who, after giving effect to such issuance or sale, owns, directly or indirectly, one percent (1%) or more of the outstanding Securities of the Corporation (on a fully diluted basis), unless such employee or officer agrees in writing to be bound by the terms of this Agreement as a Management Stockholder and a Holder of Management Securities. Upon the delivery to the Corporation of such written consent, such officer or employee shall be bound by and entitled to the benefits of this Agreement in such capacity.

     15. Legend. The Corporation will stamp or imprint each certificate or other instrument representing Securities, throughout the term of this Agreement, with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PROVISIONS, INCLUDING, AMONG OTHERS, RESTRICTIONS ON VOTING AND TRANSFER, SET FORTH IN A CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF DECEMBER 1, 1994, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICE OF BLUE RHINO CORPORATION."

     16. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that a party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without the necessity of posting a bond) in order to enforce or prevent any violations of the provisions of this Agreement.

     17. Notices. Any notices desired, required or permitted to be given hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, five days after mailing, if mailed, or one business day after delivery to the overnight courier service, if delivered by overnight courier service:

          If to the Corporation, to:

               Blue Rhino Corporation
               104 Cambridge Park
               Winston-Salem, North Carolina 27104
               Attention: Billy Prim, Chief Executive Officer

          with a copy to:

               House Law Firm
               P.O. Drawer 26015
               Winston-Salem, North Carolina 27114-6015
               Attention: Don R. House, Esq.

     If to the Holders of Management Securities; to the addresses set forth on the stock record books of the Corporation.

     If to the Holders of Series A Preferred Securities, to the addresses set forth on the stock record books of the Corporation.

          With a copy to:

               Katten Muchin & Zavis
               525 W. Monroe Street, Suite 1600
               Chicago, Illinois 60661
               Attention: Matthew S. Brown, Esq.

     18. Amendments and Waivers. The provisions of this Agreement may be amended upon the written agreement of the Corporation, the Holder or Holders of two-thirds of the Series A Preferred Securities and the Holder or Holders of a majority of the Management Securities. Any waiver, permit, consent or approval of any kind or character on the part of any Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

     19. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, and each transferee of all or any portion of the Securities held by the parties hereto, whether so expressed or not.

     20. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     21. Governing Law. All questions concerning the construction, validity and interpretation of, and the performance of the obligations imposed by, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and wholly to be performed in that state.

     22. Termination of this Agreement. Except as otherwise provided herein, this Agreement shall terminate upon the earlier of (a) the date on which less than 10% of the Series A Preferred Securities at any time issued shall remain outstanding or (b) the closing of a Qualified Public Offering.

     23. References to Sections; Headings. References to Sections shall be references to Sections in this Agreement, unless otherwise indicated. Section headings are for reference only and shall not be given meaning in interpreting this Agreement.

     This Shareholders' Agreement was executed as of the date first set forth above.

                                   Signatures

                                   CORPORATION:

                                   BLUE RHINO CORPORATION
                                       By: /s/ BILLY PRIM
                                       ------------------
                                       Billy Prim, Chief Executive Officer

                                   INVESTORS:

                                   PLATINUM VENTURE PARTNERS I, L.P.
                                       By: PLATINUM VENTURE PARTNERS, INC.
                                           By: /s/ MICHAEL SANTER
                                           ----------------------
                                           Michael Santer, Vice President

                                   /s/ ANDREW J. FILIPOWSKI
                                   ------------------------
                                   Andrew J. Filipowski

                                   /s/ CRAIG J. DUCHOSSOIS
                                   -----------------------
                                   Craig J. Duchossois

                                   /s/ BOBBY SLATE
                                   ---------------
                                   Bobby Slate

                                   /s/ JAMES R. HARDIN
                                   -------------------
                                   James R. Hardin

                                   /s/ ROBERT F. STEEL & JENNIFER STEEL
                                   ------------------------------------
                                   Robert F. Steel & Jennifer Steel JTWROS

                                   /s/ THOMAS E. GLEITSMAN
                                   -----------------------
                                   Thomas E. Gleitsman

                                   /s/ TOM AUSTIN
                                   --------------
                                   Tom Austin

                                   /s/ RAY MAYNARD
                                   ---------------
                                   Ray Maynard

                                   /s/ ROBERT L. JACOBS
                                   --------------------
                                   Robert L. Jacobs

                                   /s/ FRANK MURNANE, SR.
                                   ----------------------
                                   Frank Murnane, Sr.

                                   /s/ FRANK MURNANE, JR.
                                   ----------------------
                                   Frank Murnane, Jr.

                                   GABRIEL, INC.
                                       By: /s/ JIMMY LIAUTAUD
                                       ----------------------
                                       Jimmy Liautaud, Director

                                   /s/ JAMES ALAN BOOE
                                   -------------------
                                   James Alan Booe

                                   /s/ JOE WALLACE
                                   ---------------
                                   Joe Wallace

                                   /s/ LENNARD CARLSON
                                   -------------------
                                   Lennard Carlson

                                   /s/ RICHARD CARLSON
                                   -------------------
                                   Richard Carlson

                                   /s/ BAXTER KIGER
                                   ----------------
                                   Baxter Kiger

                                   /s/ PETER VITULLI
                                   -----------------
                                   Peter Vitulli

                                   /s/ BARRY SYLVESTER
                                   -------------------
                                   Barry Sylvester

                                   /s/ JAMES BARZYK
                                   ----------------
                                   James Barzyk

                                   /s/ ALEXANDER DANZBERGER
                                   ------------------------
                                   Alexander Danzberger

                                   COLE TAYLOR BANK CUSTODIAN FBO
                                   ARTHUR FRIGO IRA #8417
                                       By: /s/ NORMA E. COLON
                                       ----------------------
                                       Norma E. Colon, Trust Officer, IRA

                                   HUIZENGA CAPITAL MANAGEMENT
                                       By: /s/ PETER H. HUIZENGA
                                       -------------------------
                                       Peter H. Huizenga, Sole Proprietor

                                   PETER H. HUIZENGA TESTAMENTARY TRUST
                                       By: /s/ PETER H. HUIZENGA
                                       -------------------------

                                 Peter H. Huizenga, Trustee

                             /s/ BILLY PRIM
                             --------------
                             Billy Prim

                             KIMBERLY FAMILY DISCRETIONARY TRUST
                                 By: /s/ CRAIG J. DUCHOSSOIS
                                 ---------------------------
                                 Craig J. Duchossois, Trustee

                             /s/ EDWARD A. FORTINO & DAYLE DUCHOSSOIS-FORTINO Edward A. Fortino & Dayle Duchossois-Fortino JTWROS

                             MANAGEMENT STOCKHOLDERS:

                             /s/ BILLY D. PRIM
                             -----------------
                             Billy D. Prim

                             /s/ ANDREW J. FILIPOWSKI
                             ------------------------
                             Andrew J. Filipowski

                             /s/ DEBBIE W. PRIM
                             ------------------
                             Debbie W. Prim

                             /s/ MAYO M. MCCORMICK
                             ---------------------
                             Mayo M. McCormick

                             /s/ JEANNIE CANNON
                             ------------------
                             Jeannie Cannon

                             /s/ LUANNE HOLDEN
                             -----------------
                             Luanne Holden

                             /s/ CHRIS HOLDEN
                             ----------------
                             Chris Holden

                             DEBBIE W. PRIM, TRUSTEE FOR SARKANDA
                             U. WESTMORELAND
                                 By: /s/ DEBBIE W. PRIM
                                 ----------------------
                                 Debbie W. Prim, Trustee

                             DEBBIE W. PRIM, TRUSTEE FOR ANTHONY
                             G. WESTMORELAND
                                 By: /s/ DEBBIE W. PRIM
                                 ----------------------
                                 Debbie W. Prim, Trustee

                                   /s/ VERONICA CHAMPNEY
                                   ---------------------
                                   Veronica Champney

                                   /s/ JENNIFER R. FILIPOWSKI
                                   --------------------------
                                   Jennifer R. Filipowski

                                   ANDREW J. FILIPOWSKI, TRUSTEE FOR
                                   ANDREW E. FILIPOWSKI
                                       By: /s/ ANDREW J. FILIPOWSKI
                                       ----------------------------
                                       Andrew J. Filipowski, Trustee

                                   VERONICA CHAMPNEY, TRUSTEE FOR
                                   ALEXANDRIA FILIPOWSKI
                                       By: /s/ VERONICA CHAMPNEY
                                       -------------------------
                                       Veronica Champney, Trustee

                                   VERONICA CHAMPNEY, TRUSTEE FOR
                                   JAMES MEADOWS
                                       By: /s/ VERONICA CHAMPNEY
                                       -------------------------
                                       Veronica Champney, Trustee

                                   ANGELL FAMILY LIMITED PARTNERSHIP
                                       By: ANGELL FAMILY COMPANY
                                           By: /s/ DON G. ANGELL
                                           ---------------------
                                           Don G. Angell, President

                                   /s/ TOM AUSTIN
                                   --------------
                                   Tom Austin

                                   /s/ JEREMIAH CALLAHAN
                                   ---------------------
                                   Jeremiah Callahan

                                   /s/ CRAIG ERBLAND
                                   -----------------
                                   Craig Erbland

                                   /s/ S.H. FOGLEMAN, III
                                   ----------------------
                                   S.H. Fogleman, III

                                   /s/ JIM MIZELLE
                                   ---------------
                                   Jim Mizelle

                                   /s/ DOUG MELE
                                   -------------
                                   Doug Mele

                                   /s/ STEVE RASH
                                   --------------
                                   Steve Rash

                                   /s/ BAXTER KIGER
                                   ----------------
                                   Baxter Kiger

                                  Schedule I
                          Investors List/Allocations

                                                                Purchase Amount
                                   Series A                     via loan or purchase
Investor                           Preferred Shares  Warrants   through 12/21/94

Platinum Venture Partners I, L.P.  2,965,539           847,297  $1,029,150.68
Attn: Michael A. Santer
1815 S. Meyers Road
Oakbrook Terrace, IL 60181

Andrew J. Filipowski               5,880,236         1,680,067  $2,040,657.53
1815 S. Meyers Road
Oakbrook Terrace, IL 60181

Craig Duchossois                   2,187,048           419,047  $  758,986.30
Duchossois Industries, Inc.
845 Larch Avenue
Elmhurst, IL 60126

Bobby Slate                        1,466,664           419,047  $  508,986.30
415 N. Trade Street
Winston-Salem, NC 27101

James R. Hardin                      293,333            83,809  $  101,797.26
4440 Coquina Harbour Drive, 40D
Little River, SC 29566

Robert F. Steel &
Jennifer Steel JTWROS                293,396            83,827  $  101,819.18
445 E. 4th Street
Hinsdale, IL 60521

Thomas E. Gleitsman                  293,522            83,864  $  101,863.01
6496 Thunderbird Drive
Indian Head Park, IL 60525

Tom Austin                           292,953            41,905  $  101,655.75
P.O. Box 187
Jonesville, NC 28642

Ray Maynard                          146,951            41,986  $   50,997.26
P.O. Box 698
Yadkinville, NC 27055

Robert L. Jacobs                    73,349  20,957  $ 25,454.79
304 5lst Street
Western Springs, IL 60558

Frank Murnane, Sr.                  73,333  20,952  $ 25,449.32
157 Briarwood North
Oak Brook, IL 60521

Frank Murnane, Jr.                  73,333  20,952  $ 25,449.32
1510 Lloyd Court
Wheaton, IL 60187

Gabriel, Inc.                    1,466,664 419,047  $508,986.30
c/o Jimmy Liautaud
132 E. Delaware
Chicago, IL 60611

James Alan Booe                     73,333  20,952  $ 25,449.32
3004 Lookout Court
Winston-Salem, NC 27106

Joe Wallace                         58,414       0  $ 20,271.78
Industrial Advisory Group, Inc.
6127 Brookshire Drive
Pittsboro, IN 46167

Lennard Carlson                    248,957       0  $ 86,397.26
5300 Newport Drive
Rolling Meadows, IL 6008

Richard Carlson                     73,223       O  $ 25,410.96
1447 Altgeld
Chicago, IL 60614

Baxter Kiger                        58,313       O  $ 20,236.71
1605 Beechwood Lane
Yadkinville, NC 27055

Peter Vitulli                       58,212       O  $ 20.201.64
1917 N. Mohawk
Chicago, IL 60614

Barry Sylvester                   14,524.5       O  $   5,040.5
2728 W. Agatite Avenue
Chicago, IL 60625

James Barzyk                      14,524.5       O  $   5,040.2


530 N. Park
La Grange Park, IL 60525

Alexander Danzberger                          36,667       10,476     $12,724.66
370 Central Park West #514
New York, NY 10025

Cole Taylor Bank Custodian                   288,154            0       $100,000
FBO Arthur Frigo IRA #8417
MBA Walton Inc.
6250 River Road, Suite 4030
Rosemont, IL 60018

Huizenga Capital Management                1,440,769            0       $500,000
c/o Peter Huizenga
2215 York Road, Suite 500
Oak Brook, IL 60521
Attn: Ron Kinney

Peter H. Huizenga Testamentary Trust       1,440,769            0       $100,000
c/o Peter Huizenga, sole trustee
2215 York Road, Suite 500
Oak Brook, IL 60521
Attn: Ron Kinney

Billy Prim                                    43,223            0        $15,000
104 Cambridge Park
Winston-Salem, N.C. 27104

Kimberly Family Discretionary Trust           720,384           0       $250,000
c/o Craig Duchossois, Trustee
845 Larch Avenue
Elmhurst, IL 60126

Edward A. Fortino &
Dayle Duchossois-Fortino JTWROS               720,384           0       $250,000
2218 N. Orchard
Chicago, IL 60614

                                  Schedule 2

                            Management Stockholders
                            -----------------------

  Billy D. Prim
  Andrew J. Filipowski
  Debbie W. Prim
  Mayo M. McCormick
  Jeannie Cannon
 . Luanne Holden
 . Chris Holden
  Debbie W. Prim, Trustee for Sarkanda U. Westmoreland
  Debbie W. Prim, Trustee for Anthony G. Westmoreland
  Veronica Champney
  Jennifer R. Filipowski
  Andrew J. Filipowski, Trustee for Andrew E. Filipowski
  Veronica Champney, Trustee for Alexandria Filipowski
  Veronica Champney, Trustee for James Meadows
  Angell Family Limited Partnership (c/o Don G. Angell)
  Tom Austin
  Jeremiah Callahan
  Craig Erbland
  S.H. Fogleman, III
  Jim Mizelle
  Doug Mele
  Steve Rash
  Baxter Kiger